                                                                   EXHIBIT 2(i)

================================================================================





                               AGREEMENT AND PLAN

                                       OF

                                     MERGER



                          dated as of April 12, 1996,
                   as amended and restated as of May 20, 1996

                                  by and among



                            RGI U.S. HOLDINGS, INC.,

                               RGI HOLDINGS, INC.

                                      AND

                        BANYAN MORTGAGE INVESTMENT FUND





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

                               TABLE OF CONTENTS

                                                                                                                       PAGE
ARTICLE I   PRIVATE PLACEMENT; PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.01     The Private Placement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.02     Purchase of the Morgens Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Section 1.03     Purchase of the SoGen Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE II  THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 2.01     Merger Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 2.02     The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 2.03     Conversion of Shares; Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . .    6
         Section 2.04     Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 2.05     Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 2.06     Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BANYAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 3.01     Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 3.02     Corporate Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 3.03     Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 3.04     Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 3.05     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 3.06     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Section 3.07     SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Section 3.08     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 3.09     Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 3.10     No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 3.11     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 3.12     Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 3.13     No Undisclosed Material Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section 3.14     Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 3.15     Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 3.16     Major Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section 3.17     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 3.18     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section 3.19     Restrictions on Business Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section 3.20     Title to Properties: Absence of Liens and Encumbrances. . . . . . . . . . . . . . . . . . .   19
         Section 3.21     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 3.22     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 3.23     Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 3.24     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 3.25     Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24





                                       i
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
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF RGI/US AND
         RGI HOLDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 4.01     Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 4.02     Corporate Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 4.03     Governmental Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 4.04     Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section 4.05     Capitalization of RGI/US  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section 4.06     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 4.07     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 4.08     Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 4.09     No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 4.10     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 4.11     Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 4.12     No Undisclosed Material Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Section 4.13     Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 4.14     Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 4.15     Major Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 4.16     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 4.17     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 4.18     Restrictions on Business Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 4.19     Title to Properties: Absence of Liens and Encumbrances. . . . . . . . . . . . . . . . . . .   35
         Section 4.20     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 4.21     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 4.22     Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 4.23     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 4.24     Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 4.25     Certain Securities Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 4.26     Certain Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE V  COVENANTS OF BANYAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 5.01     Conduct of Banyan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 5.02     Banyan Stockholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 5.03     Access to Properties and Financial, Operational and Technical Information;
                          Monthly Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 5.04     Other Offers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 5.05     Compliance with Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 5.06     Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 5.07     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 5.08     Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 5.09     Listing Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

ARTICLE VI COVENANTS OF RGI/US. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 6.01     Conduct of RGI/US . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 6.02     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44




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         Section 6.03     Access to Properties and Financial, Operational and Technical Information;
                          Monthly Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 6.04     Compliance with Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 6.05     Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 6.06     Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Section 6.07     Audited Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE VII   COVENANTS OF ALL PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Section 7.01     Advice of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Section 7.02     Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Section 7.03     Actions Contrary to Stated Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Section 7.04     Certain Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Section 7.05     Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE VIII  CONDITIONS TO THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Section 8.01     Conditions to Obligations of RGI/US and RGI Holdings  . . . . . . . . . . . . . . . . . . .   47
         Section 8.02     Conditions to Obligations of Banyan . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 8.03     Conditions to Obligations of Each Party . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE IX    TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 9.01     Termination Prior to the Initial Closing  . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 9.02     Termination After the Initial Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 9.03     Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE X     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.01    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.02    Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 10.03    Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 10.04    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 10.05    Governing Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 10.06    Binding upon Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 10.07    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 10.08    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 10.09    Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 10.10    Amendment and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Section 10.11    No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 10.12    Construction of Agreement; Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 10.13    Absence of Third Party Beneficiary Rights . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 10.14    Mutual Drafting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 10.15    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

SCHEDULES
Banyan Disclosure Schedule
RGI/US Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER




         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") was entered into as of the 12th day of April, 1996, and is amended and restated in its entirety as of the 20th day of May, 1996, by and among RGI U.S. HOLDINGS, INC., a Washington corporation ("RGI/US"), RGI HOLDINGS, INC., a Washington corporation ("RGI Holdings") and BANYAN MORTGAGE INVESTMENT FUND, a Delaware corporation ("Banyan" and, together with RGI/US and RGI Holdings, the "Parties").

                                    RECITALS

         A. The Board of Directors of each of RGI/US and Banyan have determined that a business combination between RGI/US and Banyan is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategies and financial benefits, and accordingly, have agreed to effect the transactions contemplated herein including a merger of RGI/US with and into Banyan (the "Merger") upon the terms and subject to the conditions set forth herein.

         B. In connection with the contemplated Merger, RGI/US, RGI Holdings and Banyan have each determined to engage in the transactions contemplated hereby, pursuant to which: (i) RGI Holdings shall purchase in a private placement (the "Private Placement") 7,466,666 shares of Banyan's authorized but unissued common stock, $0.01 par value per share ("Banyan Common Stock") at a purchase price of $.46875 per share, as a result of which RGI Holdings will own approximately 16.5% of the total outstanding capital stock of Banyan; (ii) RGI Holdings or an affiliate will purchase from Morgens, Waterfall, Vintiadis & Co., Inc. ("Morgens") as agent for several institutional lenders, a loan previously made to Banyan in the principal amount of $20,500,000 (the "Morgens Loan"), the terms and conditions of which will be modified by agreement of the Parties to cure or waive certain defaults that have occurred under the Morgens Loan; and (iii) RGI Holdings or an affiliate will purchase from Societe Generale, Southwest Agency ("SoGen"), a loan previously made to Banyan in the principal amount of $7,000,000 (the "SoGen Loan"), the terms and conditions of which will be modified by agreement of the Parties to cure or waive certain defaults that have occurred under the SoGen Loan.

         C. Subject to the terms and conditions of this Agreement, RGI/US shall be merged with and into Banyan in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and the Washington Business Corporation Act ("Washington Law"), the separate existence of RGI/US shall cease, and Banyan shall be the surviving corporation (the "Surviving Corporation"). In connection therewith, each of the 1,000 issued and outstanding shares of RGI/US common stock, no par value per share ("RGI/US Common Stock"), shall be converted into 109,674.667 newly-issued shares of Banyan Common Stock, in the manner and upon the terms and subject to the conditions set forth herein.

         D. RGI/US and Banyan intend for the Merger to qualify as a reorganization in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         E. RGI/US, RGI Holdings and Banyan desire to make certain representations, warranties and agreements in connection with the Private Placement and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                  PRIVATE PLACEMENT; PURCHASE OF MORGENS LOAN

         SECTION 1.01     THE PRIVATE PLACEMENT.

                 (a) Subject to the terms and conditions of this Agreement, RGI Holdings shall purchase at the Initial Closing (as defined in Section 1.01(c) below) and Banyan shall sell and issue to RGI Holdings at the Initial Closing, seven million four hundred sixty-six thousand six hundred sixty-six (7,466,666) shares of Banyan Common Stock (the "Initial Shares") for the purchase price of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Purchase Price").

                 (b)      [deleted]

                 (c) Initial Closing. The closing of the purchase and sale of the Initial Shares (the "Initial Closing") shall take place on the later of May 15, 1996 or one business day after satisfaction or waiver of the latest to occur of the conditions set forth in Subsection 1.01(e) and 1.01(f) below, at the offices of Davis Wright Tremaine, 2600 Century Square, 1501 Fourth Avenue, Seattle, Washington 98101, unless a different date or place is agreed to in writing by the Parties hereto. At the Initial Closing, Banyan shall deliver to RGI Holdings a certificate representing the Initial Shares against delivery to Banyan by RGI Holdings of a federal funds wire transfer in the amount of the Purchase Price.

                 (d) Third Party Consents. The Parties shall use their commercially reasonable best efforts to obtain such written consents, authorizations, approvals, waivers and consents as may be required from third parties in connection with the Private Placement and the purchase of the Morgens Loan.

                 (e) Conditions to RGI Holdings' Obligations at Initial Closing. The obligations of RGI Holdings to Banyan under Section 1.01(a) of this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions:

                          (i)     [deleted]

                          (ii)    The representations and warranties of Banyan
contained in Article III shall be true and accurate on and as of the Initial Closing with the same force and effect as if such representations and warranties had been made on and as of the date of such Initial Closing, and the president of Banyan shall have delivered to RGI/US and RGI Holdings at the Initial Closing a certificate dated as of the Initial Closing certifying the same;

                          (iii)   All corporate and other proceedings in
connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Davis Wright Tremaine, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request;

                          (iv)    All written consents, authorizations,
approvals, waivers and consents of third parties to the Private Placement and the purchase of the Morgens Loan and the SoGen Loan shall have been obtained and RGI Holdings or an affiliate of RGI Holdings shall have purchased the Morgens Loan and the SoGen Loan and the Parties shall have agreed to the Morgens Loan Modification (as defined in Section 1.02 below) and the SoGen Loan Modification (as defined in Section 1.03 below);

                          (v)     The directors of Banyan shall be Messrs.
Walter E. Auch, Robert Ungerleider and Kenneth Uptain, there shall be no vacancies on the Banyan Board of Directors and there shall have been no other changes to the Banyan Board of Directors except as agreed to by the Parties;

                          (vi)    RGI/US and RGI Holdings shall have received
from Shefsky Froelich & Devine, special counsel for Banyan, an opinion, dated as of the Initial Closing, in form and substance agreed to by the Parties; and

                          (vii)   RGI Holdings shall have received and agreed
to a Registration Rights Agreement in form and substance agreed to by the Parties.

                 (f) Conditions of Banyan's Obligations at Initial Closing. The obligations of Banyan to RGI Holdings under Section 1.01(a) of this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions:

                          (i)     [deleted]

                          (ii)    The representations and warranties of each of
RGI Holdings and RGI/US contained in Article IV shall be true and accurate on and as of the Initial Closing with the same force and effect as if such representations and warranties had been made on and as of the date of such Initial Closing, and the Presidents of RGI/US and RGI Holdings shall have delivered to Banyan a certificate dated as of the Initial Closing certifying the same;

                          (iii)   RGI Holdings shall have delivered to Banyan
the Purchase Price specified in Section 1.01(a);

                          (iv)    All corporate and other proceedings in
connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Shefsky Froelich & Devine, and they shall have received all such counterpart original or certified or other copies of such documents as they may reasonably request;

                          (v)     All written consents, authorizations,
approvals, waivers and consents of third parties to the Private Placement and the purchase of the Morgens Loan shall have been obtained and RGI Holdings or an affiliate of RGI Holdings shall have purchased the Morgens Loan and the Parties shall have agreed to the Morgens Loan Modification;

                          (vi)    Banyan shall have received from Davis Wright
Tremaine, special counsel to each of RGI Holdings and RGI/US, an opinion, dated as of the Initial Closing, in form and substance agreed to by the Parties;

                          (viii)  Banyan shall have received an opinion from
Josephthal Lyon & Ross Incorporated that the Merger as contemplated herein is fair from a financial point of view to the holders of Banyan Common Stock (the "Fairness Opinion");
                          (ix)    Banyan shall have received and agreed to a
Registration Rights Agreement in form and substance agreed to by the Parties;
and

                          (x)     Those certain promissory notes of RGI/US
listed on Schedule 1.01(f)(x) attached hereto shall have been converted into equity of RGI/US by the lenders thereof.

         SECTION 1.02     PURCHASE OF THE MORGENS LOAN.

         At the Initial Closing, RGI Holdings or an affiliate of RGI Holdings, shall purchase the Morgens Loan on such terms and conditions as are acceptable to RGI Holdings. RGI Holdings agrees with Banyan that concurrently with the purchase of the Morgens Loan, RGI Holdings or its affiliate will amend the terms of the Morgens Loan in a manner that is acceptable to RGI Holdings and Banyan (the "Morgens Loan Modification"); provided that RGI Holdings, or such affiliate that purchases the Morgens Loan, hereby agrees that prior to December 31, 1996 it will not accelerate the Morgens Loan or foreclose on any security for the Morgens Loan based upon any events of default occurring on or before May 15, 1996 or occurring as a result of the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. Moreover, RGI Holdings agrees that prior to the earlier of (i) the Merger Closing or (ii) the termination of this Agreement for any reason, it will not accelerate the Morgens Loan or foreclose on any security for the Morgens Loan as a result of the occurrence of any non-payment (technical) events of default occurring after May 15, 1996.

         SECTION 1.03     PURCHASE OF THE SOGEN LOAN.

         At the Initial Closing, RGI Holdings or an affiliate of RGI Holdings, shall purchase the SoGen Loan on such terms and conditions as are acceptable to RGI Holdings. RGI Holdings agrees with Banyan that concurrently with the purchase of the SoGen Loan, RGI Holdings or its affiliate will amend the terms of the SoGen Loan in a manner that is acceptable to RGI Holdings and Banyan (the "SoGen Loan Modification"); provided that RGI Holdings, or such affiliate that purchases the SoGen Loan, hereby agrees that prior to December 31, 1996 it will not accelerate the SoGen Loan or foreclose on any security for the SoGen Loan based upon any events of default occurring on or before May 15, 1996 or occurring as a result of the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. Moreover, RGI Holdings agrees that prior to the earlier of (i) the Merger Closing or (ii) the termination of this Agreement for any reason, it will not accelerate the SoGen Loan or foreclose on any security for the SoGen Loan as a result of the occurrence of any non-payment (technical) events of default occurring after May 15, 1996.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01 MERGER CLOSING. The closing of the Merger (the "Merger Closing") shall take place on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Davis Wright Tremaine, 2600 Century Square, 1501 Fourth Avenue, Seattle, Washington 98101, unless a different date or place is agreed to in writing by the Parties hereto (the "Merger Date").

         SECTION 2.02 THE MERGER. If all of the conditions to the Merger set forth in this Agreement shall have been fulfilled or waived in accordance herewith, and this Agreement shall not have been terminated as provided herein, then concurrent with the Merger Closing, RGI/US and Banyan shall file an agreement of merger in the Office of the Secretary of State of the State of Delaware in accordance with Delaware Law and a plan of merger in the Office of the Secretary of State of the State of Washington. The Merger shall become effective at such time as the agreement or plan of merger is duly filed in both the Office of the Secretary of State of the State of Delaware and the Office of the Secretary of State of the State of Washington (the date of such filings being hereinafter referred to as the "Effective Date" and the time of the latest to occur of such filing being hereinafter referred to as the "Effective Time"), and of the separate existence of RGI/US shall cease and Banyan shall be the Surviving Corporation. It is the intention of the parties that this Agreement shall constitute the "agreement of merger" under Section 252 of Delaware Law and the "plan of merger" under RCW 23B.11.050 of Washington Law.

         SECTION 2.03     CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES.   At
the Effective Time each share of RGI/US Common Stock outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into one hundred nine thousand six hundred seventy-four and six hundred sixty-seven thousandths (109,674.667) shares of the Banyan Common Stock (the "Exchange Ratio"); each share of Banyan Common Stock, outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of common stock of the Surviving
Corporation.   Banyan shall make available for exchange certificates
representing the shares of Banyan Common Stock issuable pursuant to this
Section 2.03 in exchange for certificates representing the outstanding shares of RGI/US Common Stock.

         SECTION 2.04 CERTIFICATE OF INCORPORATION. The Amended and Restated Certificate of Incorporation of Banyan (the "Existing Certificate") shall be further amended and restated at the Effective Time to adopt the amendments to the Existing Certificate and to restate the Existing Certificate in a manner agreed to by the Parties (the "Restated Certificate").

         SECTION 2.05 BYLAWS. The Bylaws of Banyan (the "Existing Bylaws") shall be amended and restated to adopt the amendments to the Existing Bylaws and to restate the Existing Bylaws in a manner agreed to by the Parties (the "New Bylaws").

         SECTION 2.06 DIRECTORS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of the Surviving Corporation shall be the New Board (as defined in Section 5.02).

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BANYAN

         Except as set forth in a document referring specifically to the relevant Section or subsection of this Agreement which is delivered by Banyan to RGI/US and RGI Holdings prior to the execution of this Agreement (the "Banyan Disclosure Schedule"), Banyan represents and warrants to RGI/US and RGI Holdings as follows:

         SECTION 3.01 CORPORATE EXISTENCE AND POWER. Banyan is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. Banyan is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a
Material Adverse Effect on Banyan.   Banyan has delivered to RGI/US true and
complete copies of Banyan's Existing Certificate and Existing Bylaws as currently in effect. For purposes of this Agreement, the term "Material Adverse Effect" means, with respect to any person or entity, a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations of such person or entity and its subsidiaries; and the term "Material Adverse Change" means a change which would have a Material Adverse Effect; provided, however, that the happening or the occurrence of the events set forth on Schedule 3.01 of the Banyan Disclosure Schedule shall not constitute a Material Adverse Effect or Material Adverse Change for purposes of this Agreement and shall not cause a breach of any representation or warranty of Banyan made herein or cause a failure of a condition to RGI/US' obligations hereunder.

         SECTION 3.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Banyan of this Agreement, the Registration Rights Agreement and the Morgens Loan Modification and the consummation by Banyan of the transactions contemplated hereby and thereby are within Banyan's corporate powers and have been and, to the extent not executed as of the date hereof, will be prior to execution, duly authorized by all necessary corporate action, subject to approval by Banyan's stockholders of the Merger. The Registration Rights Agreement and the Morgens Loan Modification and such documents as are executed in connection with the Morgens Loan or RGI/US' purchase of the Morgens Loan are collectively referred to herein as the "Ancillary Agreements." This Agreement and the Ancillary Agreements constitute, or upon execution will constitute, valid and binding agreements of Banyan, enforceable against Banyan in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         SECTION 3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Banyan of this Agreement, the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby by Banyan and the Banyan Subsidiaries (as defined in Section 3.06 below) requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

                 (a) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");

                 (b) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

                 (c) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder;

                 (d) compliance with any applicable requirements of the New York Stock Exchange ("NYSE");

                 (e) compliance with any applicable state securities or "blue sky" laws; and

                 (f) such other filings or registrations with, or authorizations, consents, or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect on the ability of the Parties to consummate the transactions contemplated hereby.

         SECTION 3.04 NON-CONTRAVENTION. The execution, delivery and performance by Banyan of this Agreement, the Ancillary Agreements and the consummation by Banyan of the transactions contemplated hereby and thereby do not and will not:

                 (a) contravene or conflict with the Existing Certificate or Existing Bylaws of Banyan;

                 (b)      assuming compliance with the matters set forth in
Section 3.03 and assuming the requisite approval of Banyan's stockholders of the Merger, to the best of Banyan's knowledge, (i) contravene, conflict with or constitute a violation of any provision of any judgment, injunction, order or decree binding upon Banyan or any Banyan Subsidiary (as defined in Section 3.06 below), or (ii) contravene, conflict with or constitute a violation of any provision of any law or regulation applicable to Banyan or any Banyan subsidiary to the extent such contravention, conflict or violation would have a Material Adverse Effect on Banyan;

                 (c) except as set forth on Schedule 3.04(c) of the Banyan Disclosure Schedule, constitute a default under, require the approval of, or give rise to a right of termination, cancellation or acceleration or loss of any material benefit under any agreement, contract or other instrument (including loan documents) binding upon Banyan or any Banyan Subsidiary or under any license, franchise, permit or other similar authorization held by Banyan or any such Banyan Subsidiary; or

                 (d) result in the creation or imposition of any Lien (as defined below) on any material asset of Banyan or any Banyan Subsidiary.

For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.05 CAPITALIZATION OF BANYAN. The authorized capital stock of Banyan consists of 100,000,000 shares of Banyan Common Stock. As of March 31, 1996, there were outstanding:

                 (a)      39,822,304 shares of Banyan Common Stock;

                 (b) options to purchase an aggregate of 611,836 shares of Banyan Common Stock;

                 (c) warrants to purchase an aggregate of 4,380,000 shares of Banyan Common Stock; and

                 (d) 18,831 shares issuable by Banyan pursuant to its existing employment agreement with Leonard G. Levine dated December 31, 1992, as amended (the "Levine Contract").

All outstanding shares of Banyan Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Banyan Common Stock are listed, or approved for listing upon official notice of issuance, on the NYSE and to the best of Banyan's knowledge, there are no proceedings or other actions being taken to delist any such shares. Except as set forth above in this Section 3.05 and except for changes since March 31, 1996 resulting from the exercise of options or warrants to purchase Banyan Common Stock or shares issuable pursuant to the Levine Contract and except as otherwise unanimously agreed to by the Board of Directors of Banyan after the date of the Initial Closing, there are outstanding (i) no shares of capital stock or other voting securities of Banyan, (ii) no securities of Banyan convertible into or exchangeable for shares of capital stock or voting securities of Banyan and (iii) no options or other rights to acquire from Banyan, and no obligation of Banyan to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Banyan (the items in clauses
(i), (ii) and (iii) being referred to collectively as the "Banyan Securities"). There are no outstanding obligations of Banyan or any Banyan Subsidiary to repurchase, redeem or otherwise acquire any Banyan Securities. The shares of Banyan Common Stock which are being purchased at the Initial Closing and which are issuable in connection with the Merger when issued and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 3.06     SUBSIDIARIES.

                 (a) Schedule 3.06(a) to the Banyan Disclosure Schedule sets forth a true and accurate list of each "Subsidiary" of Banyan (each a "Banyan Subsidiary" and together, the "Banyan Subsidiaries"). Each Banyan Subsidiary is either a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing (or local law equivalent) under the laws of its jurisdiction of organization, and has all corporate or other organizational powers required to carry on its business as now conducted. Each Banyan Subsidiary is duly qualified to do business as a foreign corporation or partnership (as the case may be), is in good standing or local law equivalent and has all licenses and permits necessary in each jurisdiction where the character of the property owned or leased by, or the nature of its activities, make such qualification, licenses or permits necessary except for those jurisdictions where the failure to be so qualified or have such licenses or permits would not, individually or in the aggregate, have a Material Adverse Effect on Banyan or on the relevant Banyan Subsidiary. For purposes of this Agreement, the term "Subsidiary" means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interest. Banyan has delivered to RGI/US true and complete copies of the articles or certificate of incorporation, bylaws, partnership agreement and other similar organizational documents as currently in effect for each Banyan Subsidiary.

                 (b) Except as set forth on Schedule 3.06(b) of the Banyan Disclosure Schedule, all of the outstanding capital stock of, or other ownership interests in, each Banyan Subsidiary is owned by Banyan, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth on Schedule 3.06(b) of the Banyan Disclosure Schedule, there are no outstanding:

                 (i) securities of any Banyan Subsidiary which are convertible into or exchangeable for shares of capital stock or other voting securities of any Banyan Subsidiary; or

                 (ii) options or other rights to acquire from Banyan or any Banyan Subsidiary, and no other obligation of Banyan or any Banyan Subsidiary to issue, any capital stock, voting securities of or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or other ownership interests of, any Banyan Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Banyan Subsidiary Securities"). There are no outstanding obligations of Banyan or any Banyan Subsidiary to repurchase, redeem or otherwise acquire any outstanding Banyan Subsidiary Securities.

                 (c) Schedule 3.06(c) of the Banyan Disclosure Schedule sets forth a complete list of all material agreements, contracts and other documentation which set forth the terms and conditions of Banyan's ownership interest in each Banyan Subsidiary (the "Banyan Subsidiary Agreements"). Each Banyan Subsidiary Agreement is valid and binding on each party thereto, and is in full force and effect, and, except as set forth on Schedule 3.06(c), neither Banyan nor any of the Banyan Subsidiaries, nor to the knowledge of Banyan any other party thereto, has breached any provision of, or is in default under the terms of, any Banyan Subsidiary Agreement.

         SECTION 3.07     SEC FILINGS.

                 (a) Schedule 3.07(a) of the Banyan Disclosure Schedule sets forth a true and complete list of all Banyan Reports (as defined below) that Banyan has delivered to RGI/US, or, to the extent not yet filed, will deliver to RGI/US prior to the Merger Closing.

                 (b) As of their respective filing date, no such report or statement filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act (collectively the "Banyan Reports") contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.07(b) of the Banyan Disclosure Schedule, Banyan has timely filed all reports, statements or forms required by it to be filed pursuant to the Exchange Act and the rules and regulations thereunder.

         SECTION 3.08 FINANCIAL STATEMENTS. Each of the consolidated balance sheets of Banyan included in or incorporated by reference into the Banyan Reports (including the related notes and schedules) fairly presents the consolidated financial position of Banyan and its subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cashflows of Banyan included in or incorporated by reference into the Banyan Reports (including any related notes and schedules) fairly presents results of operations, retained earnings or cashflows, as the case may be, of Banyan and its subsidiaries for the period set forth therein (subject, in the case of unaudited statements to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC. For purposes of this Agreement, "Banyan Balance Sheet" means the consolidated balance sheet of Banyan as of December 31, 1995, and the notes thereto and "Banyan Balance Sheet Date" means December 31, 1995.

         SECTION 3.09 COMPLIANCE WITH LAW. Banyan and each Banyan Subsidiary is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, licenses, permits, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign (a "Governmental Authority") applicable to their respective businesses or properties except to the extent that noncompliance would not have a Material Adverse Effect on Banyan or the Banyan Subsidiaries taken as a whole. Except as set forth on Schedule 3.09 of the Banyan Disclosure Schedule, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against Banyan or any Banyan Subsidiary or against any of their respective properties or businesses.

         SECTION 3.10 NO DEFAULTS. Except as set forth on Schedule 3.10 of the Banyan Disclosure Schedule, neither Banyan nor any Banyan Subsidiary is, or has received notice that it would be with the passage of time, (i) in violation of any provision of its articles or certificate of incorporation or bylaws or other similar organizational document or (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to Banyan or any Banyan Subsidiary or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which Banyan or any Banyan Subsidiary is a party or by which Banyan or any Banyan Subsidiary or their respective properties or assets may be bound.

         SECTION 3.11 LITIGATION. Except as set forth on Schedule 3.11 of the Banyan Disclosure Schedule, there is no action, suit, proceeding, claim or investigation pending or, to the best of Banyan's knowledge, threatened, against Banyan or any Banyan Subsidiary which could, individually or in the aggregate, have a Material Adverse Effect on Banyan and the Banyan Subsidiaries, taken as a whole, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or by any of the Ancillary Agreements. Except as set forth on Schedule 3.11, Banyan has delivered to RGI/US complete copies of all audit response letters prepared by its counsel for Banyan's independent public accountants and all management letters prepared in connection with the last three completed audits of Banyan's financial statements, including the audit conducted in connection with the Banyan Balance Sheet, and any such correspondence since the Banyan Balance Sheet Date.

         SECTION 3.12 ABSENCE OF CERTAIN CHANGES. Except as expressly allowed or contemplated by this Agreement or, as set forth on Schedule 3.12 to the Banyan Disclosure Schedule, since the Banyan Balance Sheet Date, there has not occurred:

                 (a) A Material Adverse Change with respect to Banyan or the Banyan Subsidiaries, taken as a whole;

                 (b) Any amendments or changes in the articles or certificate of incorporation or bylaws or other similar organizational document of Banyan or any Banyan Subsidiary, except for the Restated Certificate and New Bylaws as contemplated by this Agreement;

                 (c) Any damage, destruction or loss, not covered by insurance in excess of $250,000 with respect to any of the properties or businesses of Banyan or any Banyan Subsidiary;

                 (d) Any redemption, repurchase or other acquisition of shares of capital stock, partnership interests or ownership units of Banyan or any Banyan Subsidiary by Banyan or any Banyan Subsidiary (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Banyan or any Banyan Subsidiary;

                 (e) Any increase in the hourly rate of compensation payable or to become payable (by reimbursement or otherwise) by Banyan or any Banyan Subsidiary to any of their respective directors, officers, partners, employees or consultants, whether as employees of Banyan or Banyan Management Corp.;

                 (f) Except as set forth on Schedule 3.12(f) of the Banyan Disclosure Schedule, any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of Banyan's directors, officers or employees, whether as employees of Banyan or Banyan Management Corp.;

                 (g) Except as contemplated by this Agreement, any acquisition or sale of a material amount of property or assets by or of Banyan or any Banyan Subsidiary;

                 (h) Any alteration in any term of any outstanding Banyan securities or any Banyan Subsidiary Securities;

                 (i) Except as contemplated by this Agreement, any (i) incurrence, assumption or guarantee by Banyan or any Banyan Subsidiary of any debt for borrowed money; (ii) issuance or sale of any securities convertible into or exchangeable for debt securities of Banyan or any Banyan Subsidiary; or
(iii) issuance or sale of options or other rights to acquire from Banyan or any Banyan Subsidiary, directly or indirectly, debt securities of Banyan or any Banyan Subsidiary or any securities convertible into or exchangeable for any such debt securities;

                 (j) Any creation or assumption by Banyan or any Banyan Subsidiary of any Lien on any material asset, except as permitted or contemplated by this Agreement;

                 (k) Any loan, advance or capital contribution to or investment in any person other than (i) loans, advances or capital contributions to or investments in any Banyan Subsidiary, (ii) travel loans or advances made in the ordinary course of business of Banyan, and (iii) other loans and advances in an aggregate amount which do not exceed $10,000 outstanding at any time;

                 (l) Any entry into, amendment of, relinquishment, termination or nonrenewal by Banyan or any Banyan Subsidiary of any material contract, lease, commitment or other right or obligation other than as permitted or contemplated by this Agreement; or

                 (m) To the best of Banyan's knowledge, any agreement or arrangement made by Banyan or any Banyan Subsidiary to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 3.12 untrue or incorrect as of the date when made.

         SECTION 3.13 NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on Schedule 3.13 to the Banyan Disclosure Schedule, there are no liabilities of Banyan or any Banyan Subsidiary of any kind whatsoever that are material to the business of Banyan and the Banyan Subsidiaries, taken as a whole, other than:

                 (a) liabilities disclosed or provided for in the Banyan Balance Sheet;

                 (b) liabilities incurred in the ordinary course of business consistent with past practice since the Banyan Balance Sheet Date; and

                 (c)      liabilities under this Agreement.

         SECTION 3.14     CERTAIN AGREEMENTS.  Except as set forth on Schedule
3.14 of the Banyan Disclosure Schedule, neither the execution and delivery of this Agreement nor the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Banyan or any Banyan Subsidiary from Banyan or any such Banyan Subsidiary, under any Banyan Employee Plan (as defined in Section 3.15(a) below) or otherwise, (ii) materially increase any benefits otherwise payable under any Banyan Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         SECTION 3.15     EMPLOYEE BENEFITS.

                 (a) Schedule 3.15 of the Banyan Disclosure Schedule sets forth each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and each employment agreement, compensation agreement, bonus, commission or similar arrangement, and fringe benefit arrangement which is maintained, administered or contributed to by Banyan or any affiliate thereof (as defined below) and covers any employee or former employee of Banyan or any affiliate or under which Banyan or any affiliate has any liability. Such plans are referred to collectively herein as the "Banyan Employee Plans." For purposes of this Section 3.15 only, an "affiliate" of any person or entity means any other person or entity, which, together with such person or entity, would be treated as a single employer under Section 414 of the Code or Title IV of ERISA. The only Banyan Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such in the list referred to above.

                 (b) No Banyan Employee Plan constitutes a "multiemployer plan" as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), no Banyan Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code and no Banyan Employee Plan is subject to Title IV of ERISA or Section 412 of the Code. If Banyan or an affiliate thereof ever maintained or was obligated to contribute to a Multiemployer Plan or a plan subject to Title IV of ERISA, any withdrawal or other liability under Title IV of ERISA with respect to such plan has been fully satisfied. To Banyan' knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Banyan Employee Plan has or will make Banyan or any of its Subsidiaries, or any officer or director thereof, subject to any liability under Title I of ERISA or liable for any tax pursuant to
Section 4975 of the Code.

                 (c) To the best knowledge of Banyan, each Banyan Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to
Section 501(a) of the Code.  Banyan has
furnished to RGI/US copies of the most recent Internal Revenue Service determination letters, if any, with respect to each such Banyan Employee Plan. To the best knowledge of Banyan, each Banyan Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Banyan Employee Plan. Except as set forth on Schedule 3.15(c) of the Banyan Disclosure Schedule, there are no pending or threatened disputed claims against any Banyan Employee Plan or against Banyan or any affiliate arising under any such plan. No Banyan Employee Plan is currently under examination by the Internal Revenue Service or Department of Labor and Banyan has received no notice from either agency of its intent to examine any Banyan Employee Plan.

                 (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of Banyan or any affiliate that would obligate the Surviving Corporation or any affiliate to pay any additional compensation, including severance pay or additional withholding taxes, as a result of the consummation of the transactions contemplated by this Agreement or that, individually or collectively, could give rise to the payment by the Surviving Corporation of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code.

                 (e) Neither Banyan nor its affiliates have any projected liability in respect of post-retirement health, life and medical benefits for retired employees of Banyan and its affiliates. Other than provisions of applicable law, no condition exists that would prevent Banyan or any of its Subsidiaries from amending or terminating any Banyan Employee Plan.

                 (f)      There has been no amendment to, written
interpretation or announcement (whether or not written) by Banyan or any of its affiliates relating to, or change in employee participation or coverage under, any Banyan Employee Plan which would materially increase the expense of maintaining such Banyan Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year.

         SECTION 3.16 MAJOR CONTRACTS. Schedule 3.16 of the Banyan Disclosure Schedule sets forth a list of all "material contracts" as defined in
Item 601 of Regulation S-K under the Securities Act and to which Banyan or any Banyan Subsidiary is a party or has a beneficial interest in (each a "Banyan Material Contract"). Each Banyan Material Contract is valid and binding on Banyan or a Banyan Subsidiary, as applicable, and except as set forth on
Schedule 3.16 of the Banyan Disclosure Schedule, neither Banyan nor any of the Banyan Subsidiaries, nor to the best of their knowledge any other party thereto, has breached any provision of, or is in default under the terms of, any Banyan Material Contract.

         SECTION 3.17     TAXES.

                 (a) Except as set forth on Schedule 3.17(a) of the Banyan Disclosure Schedule, all Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time by or on behalf of Banyan or any of the Banyan Subsidiaries (collectively, the "Banyan Tax Returns"), the non-filing of which would have a Material Adverse Effect on Banyan or would result in criminal penalties against Banyan or any officer or employee thereof, have been or will be filed when due (including any extensions of such due date).

                 (b) Banyan and the Banyan Subsidiaries have timely paid, withheld or made provision on their books for all Taxes shown as due and payable on Banyan Tax Returns that have been filed.

                 (c) All Banyan Tax Returns relating to income or franchise Taxes filed with respect to Taxable years of Banyan and Banyan Subsidiaries ending on or after December 31, 1990, have been filed or extensions have been duly made.

                 (d) Neither Banyan nor any Banyan Subsidiary has been granted any extension or waiver of the limitation period applicable to any Banyan Tax Returns.

                 (e) To the best of Banyan's knowledge, there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to Banyan or any Banyan Subsidiary in respect of any Tax or assessment.

                 (f) There are no requests for rulings in respect of any Tax pending between Banyan or any Banyan Subsidiary and any Taxing Authority.

                 (g) None of the property owned or used by Banyan or any of the Banyan Subsidiaries is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Code.

                 (h) None of the property owned by Banyan or any Banyan Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                 (i) Neither Banyan nor any Banyan Subsidiary, nor any other person on behalf of Banyan or any such Banyan Subsidiary, has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code.

                 (j) Except as set forth on Schedule 3.17(j) of the Banyan Disclosure Schedule, there are no Liens for Taxes upon the assets of Banyan or any of the Banyan Subsidiaries, except Liens for Taxes not yet due.

                 (k) Neither Banyan nor any Banyan Subsidiary will be required to include any adjustment in Taxable income for any Tax period (or portion thereof) ending after the Effective Time pursuant to Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for any Tax period (or portion thereof) ending on or before the Effective Time or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of Banyan or any such Banyan Subsidiary for any Tax period (or portion thereof) ending on or before the Effective Time.

                 (l) Neither Banyan nor any Banyan Subsidiary has been a member of an affiliated group other than one of which Banyan was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by Banyan (or a return for a group consisting solely of Banyan Subsidiaries or predecessors), or participated in any other similar arrangement whereby any income, revenues, receipts, gains, losses, deductions, credits or other Tax items of Banyan or any such Banyan Subsidiary was determined or taken into account for Tax purposes with reference to or in conjunction with any such items of another person other than Banyan or any such Banyan Subsidiary or predecessor.

                 (m) Neither Banyan nor any Banyan Subsidiary is currently under any contractual obligation to pay the income or franchise tax obligations of, or with respect to transactions relating to, any other person or to indemnify any other person with respect to any income or franchise tax.

                 (n) Neither Banyan nor any Banyan Subsidiary has signed any letter or entered into any agreement or arrangement consenting to the surrender or sharing of any deductions, credits, or other Tax attributes with any other person or transferred or assigned to any other person for Tax purposes any such item.

                 (o) Notwithstanding any of the foregoing, no representation or warranty is made by Banyan with respect to the Tax consequences that may result from the transactions contemplated by this Agreement and the Ancillary Agreements.

                 (p) For the purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means, for any entity, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by such entity or any subsidiary thereof, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, or other tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of such entity or any subsidiary thereof for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) liability of such entity or any subsidiary thereof for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

         SECTION 3.18     INTELLECTUAL PROPERTY.

                 (a) Schedule 3.18(a) of the Banyan Disclosure Schedule sets forth all licensing arrangements which Banyan or any Banyan Subsidiary has with third parties and which are material to the business of Banyan and the Banyan Subsidiaries taken as a whole (collectively, the "Banyan Intellectual Property Rights").

                 (b) Neither Banyan nor any Banyan Subsidiary, during the three years preceding the date of this Agreement, has been sued or charged in writing with or been a defendant or plaintiff in any claim, suit, action or proceeding relating to its business which has not been finally terminated prior to the date hereof and which involves a claim of infringement of any patents or licenses, and to Banyan's best knowledge (i) there are no other claims by any other person of patent or license infringement by Banyan or a Banyan Subsidiary, and (ii) there are no continuing infringements by any other person or persons of any Banyan Intellectual Property Rights.

         SECTION 3.19 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on Schedule 3.19 of the Banyan Disclosure Schedule, there is no material agreement, judgment, injunction, order or decree binding upon Banyan or any Banyan Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any acquisition of property by Banyan or any Banyan Subsidiary or the conduct of business by Banyan or any Banyan Subsidiary as currently conducted or as currently proposed to be conducted by Banyan.

         SECTION 3.20     TITLE TO PROPERTIES: ABSENCE OF LIENS AND
ENCUMBRANCES.

                 (a) Schedule 3.20(a) of the Banyan Disclosure Schedule sets forth a true and complete description of all real property owned or leased (as lessee) by Banyan or any Banyan Subsidiary (the "Banyan Properties"), the aggregate annual rental or other fee payable under any such lease, and, with respect to any such Banyan Properties currently under contract for sale, the parties to such contract or contracts.

                 (b) Except as set forth on Schedule 3.20(b) of the Banyan Disclosure Schedule, Banyan or a Banyan Subsidiary has marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the Banyan Properties, and, except as set forth on Schedule 3.20(b) of the Banyan Disclosure Schedule and to the best of Banyan's knowledge without conducting a title search of the Banyan Properties, such title or leasehold interests are free and clear of any Liens. Banyan or a Banyan Subsidiary is the sole owner of the Banyan Properties free and clear of any right to or claim of possession by any other party (except tenants under the leases copies of which have been delivered to RGI/US and the rights of various public or private entities for easement purposes). Schedule 3.20(b) of the Banyan Disclosure Schedule sets forth a list of all material management agreements, development agreements or other agreements of any kind with respect to any of the Banyan Properties to which Banyan or any Banyan Subsidiary is a party and such agreements are valid and binding on Banyan or the Banyan Subsidiary (as the case may be) and, to the best of Banyan's knowledge, without default by any party thereto. All approved or proposed site plans, master development plans or similar development plans with respect to any of the Banyan Properties have been provided to RGI/US.

                  (c) With respect only to the Banyan Property commonly known as 120 S. Spalding ("120 S. Spalding"), to the best of Banyan's knowledge, there are no material, physical or mechanical defects, including, without limitation, the mechanical, ventilation, plumbing, heating, air conditioning, life safety, and electrical systems and all such items are in operating condition and repair and neither Banyan nor any Banyan Subsidiary has received of any notification of noncompliance with any applicable governmental requirements.

                  (d) To the best of Banyan's knowledge, the use and operation of 120 S. Spalding is in material compliance with applicable building codes, and neither Banyan nor any Banyan Subsidiary has received of any notification of noncompliance with the Americans with Disabilities Act ("ADA"), seismic design, zoning and land use laws, other local, state and federal laws and regulations, and restrictive easements or covenants affecting the Banyan Properties.

                  (e) Schedule 3.20(e) of the Banyan Disclosure Schedule sets forth a rent roll for the Banyan Properties and such rent roll accurately summarizes the status of the existing leases and any defaults thereunder. There are no leasing or other commissions due and unpaid under any of the leases, and all tenant improvements required under existing leases have been completed and are fully paid and no credit is due to any tenant.

                 (f) Except as set forth in Schedule 3.20(f) of the Banyan Disclosure Schedule, to the best of Banyan's knowledge, there are no condemnation proceedings or any land-use or development regulations or proceedings pending or threatened, including but not limited to historical designation or preservation proceedings, that would have a Material Adverse Effect on the development, use and operation of any of the Banyan Properties, nor has Banyan received notice of any special assessment proceedings affecting any of the Banyan Properties.

                 (g) All water, sewer, gas, electric, telephone, drainage facilities and any other utilities required for the normal use of those specific Banyan Properties set forth on Schedule 3.20(g) of the Banyan Disclosure Schedule are installed and connected pursuant to valid permits, and are adequate to service such Banyan Properties, and to the best of Banyan's knowledge comply with all applicable legal requirements.

                 (h) Schedule 3.20(h) of the Banyan Disclosure Schedule to be delivered to RGI/US prior to the Initial Closing summarizes the licenses, permits, certificates, approvals, variances, easements and rights of way received, and to the best of Banyan's knowledge required, from all governmental authorities having jurisdiction over each of the Banyan Properties or from private parties for the normal use (both existing and proposed) and operation of the Banyan Properties and to insure vehicular and pedestrian ingress to and egress from each of the Banyan Properties.

                 (i) None of the Banyan Properties are located in an area identified by the Secretary of Housing and Urban Development or other governmental agency as an area having special flood hazards, and except as identified on the master development plans or site plans delivered to RGI/US pursuant to Section 3.20(b), no separate areas within any of the Banyan Properties are required to be set aside for water retention, "green belt," open space or drainage.

                 (j) Except with respect to Banyan Properties for which Banyan is attempting to change existing zoning requirements, Banyan has no knowledge of any plan by any person or entity to change the existing zoning applicable to any of the Banyan Properties.

                 (k) Except as set forth on Schedule 3.20(k) of the Banyan Disclosure Schedule, all fees and charges due and payable for thirty (30) days or more for materials and labor (including property management, design, engineering, surveying, and other professional services) delivered or performed in connection with the development of the Banyan Properties as of the date of the Merger Closing will have been paid in full or lien releases for such fees and charges will have been obtained.

                 (l) To the best of Banyan's knowledge there is no claim, litigation, or governmental investigation or proceeding, pending or threatened that may affect the Banyan Properties and no unrecorded easements or claims of encroachment or prescriptive easement affecting the Banyan Properties exist.

         SECTION 3.21     ENVIRONMENTAL MATTERS.

                 (a) Neither Banyan nor any Banyan Subsidiary, nor to the knowledge of Banyan (without inquiry) any tenant on the Banyan Properties, has received any written notice, demand, citation, summons, complaint or order or any notice of any penalty, Lien or assessment, and to the best of Banyan's knowledge (without inquiry with respect to any tenant on the Banyan Properties), there is no investigation or review pending by any governmental entity, with respect to any (i) alleged violation by Banyan, any Banyan Subsidiary or any tenant on the Banyan Properties of any Environmental Law (as defined in subsection (f) below), (ii) alleged failure by Banyan, any Banyan Subsidiary or any tenant on the Banyan Properties to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity (as defined in subsection (f) below).

                 (b) Neither Banyan nor any Banyan Subsidiary, with respect to any of the Banyan Properties, has any knowledge of any Environmental Liabilities (as defined in subsection (f) below), or of any release of Hazardous Substances (as defined in subsection (f) below) into the environment in violation of any Environmental Law or environmental permit. Banyan has disclosed to RGI/US in writing the presence, to the best of Banyan's knowledge, of any asbestos in any of its premises other than fully encapsulated asbestos-containing construction materials.

                 (c) Banyan has delivered to RGI/US copies of all environmental audits and other similar reports which have been prepared by or for Banyan or any Banyan Subsidiary, or by or for any tenant on the Banyan Properties to the extent delivered to Banyan by such tenant, with respect to the Banyan Properties.

                 (d) Except as set forth on Schedule 3.21(d) of the Banyan Disclosure Schedule, to the best of Banyan's knowledge, (i) no asbestos-containing materials were installed or exposed in the Banyan Properties through demolition, renovation or otherwise, (ii) no electrical transformers or other equipment containing PCB's are or were located on the Banyan Properties, (iii) no storage tanks for gasoline, heating oil or diesel fuel or any other substances are or were located on or under the Banyan Properties, and (iv) no materials regulated under any federal, state or local law or regulation, as amended from time to time, as a toxic, hazardous, contaminated or similarly harmful or dangerous material or substance (including, without limitation, asbestos and radon) are or were located on, in or under the Banyan Properties or have affected the Banyan Properties or waters on or under the Banyan Properties.

                 (e) Neither Banyan nor any Banyan Subsidiary, nor to the knowledge of Banyan (without inquiry) any tenant on the Banyan Properties, has received any written notice under the California Health and Safety Code or any other applicable local, state or federal law regarding Hazardous Substances on, under or affecting the Banyan Properties or requiring the removal of any Hazardous Substances from the Banyan Properties.

                 (f) For the purposes of this Agreement, the following terms have the following meanings:

                          "Environmental Laws" shall mean any and all federal,
                 state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the cleanup or other remediation thereof.

                          "Environmental Liabilities" shall mean all
                 liabilities, whether vested or unvested, contingent or fixed, which (i) arise under or relate to a violation of Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

                          "Hazardous Substances" shall mean any toxic,
                 radioactive, caustic or otherwise hazardous substance regulated by any Environmental Law, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any material constituent elements displaying any of the foregoing characteristics.

                          "Regulated Activity" shall mean any generation,
                 treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

         SECTION 3.22 INSURANCE. Schedule 3.22 of the Banyan Disclosure Schedule sets forth a list of all insurance policies and fidelity bonds insuring the assets, business, equipment, properties, operations, employees, officers and directors of Banyan and the Banyan Subsidiaries. Copies of all such policies have been delivered to RGI/US prior to the date hereof. There is no claim by Banyan or any Banyan Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and Banyan and the Banyan Subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the best of Banyan's knowledge no termination or material premium increase is pending or threatened with respect to any of such policies.

         SECTION 3.23 LABOR MATTERS. Banyan, each Banyan Subsidiary and, to the best of Banyan's knowledge after inquiry, Banyan Management Corp., is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, verification of immigration status, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except to the extent that non-compliance would not have a Material Adverse Effect on Banyan. Neither Banyan nor any Banyan

Subsidiary nor, to the best of Banyan's knowledge after inquiry, Banyan Management Corp., has received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which Banyan or any Banyan Subsidiary is a party, and to the best of Banyan's knowledge, there is neither pending nor threatened any investigation or hearing concerning or involving Banyan, any Banyan Subsidiary or any officer or employee of Banyan or any Banyan Subsidiary arising out of or based upon any such laws, regulations or practices.

         SECTION 3.24 EMPLOYEES. Schedule 3.24 of the Banyan Disclosure Schedule lists each employee of Banyan and each Banyan Subsidiary, his or her current position, salary, bonus and general compensation arrangement. Except for the employment agreements listed on Schedule 3.24 of the Banyan Disclosure Schedule, complete and accurate copies of which have been delivered to RGI/US, neither Banyan nor any Banyan Subsidiary is a party to any employment agreements. All employees of Banyan and the Banyan Subsidiaries who are employed in a technical, managerial or executive capacity and who are material to the operations of Banyan and the Banyan Subsidiaries, taken as a whole, have the right under applicable immigration laws to work in their present locations for at least two years from the Effective Date.

         SECTION 3.25 FINDERS' FEES. Except for Josephthal Lyon & Ross Incorporated, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Banyan or any Banyan Subsidiary who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF RGI/US AND RGI HOLDINGS

         Except as set forth in a document referring specifically to the relevant Section or subsection of this Agreement which is delivered by RGI/US to Banyan prior to execution of this Agreement (the "RGI/US Disclosure Schedule"), RGI/US and RGI Holdings, jointly and severally, represent and warrant to Banyan as follows:

         SECTION 4.01 CORPORATE EXISTENCE AND POWER. Each of RGI/US and RGI Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington. Each of RGI/US and RGI Holdings has all corporate powers and all material Governmental Authorizations required to carry on its respective business as now conducted. Each of RGI/US and RGI Holdings is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on RGI/US or RGI Holdings (as the case may be). With respect to

RGI/US and the RGI/US Subsidiaries taken as a whole, a Material Adverse Change shall be deemed to have occurred for purposes of this Agreement if the fair market value of the RGI/US common stock as reported by Coopers & Lybrand in its report dated as of April 1, 1996, as amended on May 20, 1996, shall have declined by ten percent (10%) or more prior to the Merger Date in the report to be delivered by Coopers & Lybrand on the Merger Date (such a decline to be a "RGI/US Decline in Value" for purposes of this Agreement). RGI/US has delivered to Banyan true and complete copies of RGI/US' and RGI Holdings' Articles of Incorporation and Bylaws, each as currently in effect.

         SECTION 4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by RGI/US and RGI Holdings of this Agreement and the Ancillary Agreements (to the extent either RGI/US or RGI Holdings is a party thereto) and the consummation by RGI/US and RGI Holdings of the transactions contemplated hereby and thereby are within such corporations' corporate powers and have been and, to the extent not executed as of the date hereof, will be prior to execution, duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements (to the extent either RGI/US or RGI Holdings is a party thereto) constitute valid and binding agreements of RGI/US and RGI Holdings (as the case may be) enforceable against each of them in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         SECTION 4.03 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance by RGI/US and RGI Holdings of this Agreement and the Ancillary Agreements (to the extent either RGI/US or RGI Holdings is a party thereto) and the consummation of the transactions contemplated hereby and thereby by RGI/US and RGI Holdings requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

                 (a) compliance with any applicable requirements of the HSR Act;

                 (b) compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder;

                 (c) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

                 (d) compliance with any applicable requirements of the NYSE;

                 (e) compliance with any applicable state securities or "blue sky" laws; and

                 (f) such other filings or registrations with, or authorizations, consents, or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect on the ability of the Parties to consummate the transactions contemplated hereby.

         SECTION 4.04 NON-CONTRAVENTION. The execution, delivery and performance by RGI/US and RGI Holdings of this Agreement and the Ancillary Agreements (to the extent either RGI/US or RGI Holdings is a party thereto) and the consummation of the transactions by RGI/US and RGI Holdings contemplated hereby and thereby and do not and will not:

                 (a) contravene or conflict with the articles of incorporation or bylaws of RGI/US or RGI Holdings;

                 (b)      assuming compliance with the matters set forth in
Section 4.03, to the best of RGI/US and RGI Holdings' knowledge, (i) contravene, conflict with or constitute a violation of any provision of any judgment, injunction, order or decree binding upon RGI/US, RGI Holdings or any RGI/US Subsidiary (as defined in Section 4.06), or (ii) contravene, conflict with or constitute a violation of any provision of any law or regulation applicable to RGI/US or any RGI/US Subsidiary to the extent that such contravention, conflict or violation would have a Material Adverse Effect on RGI/US;

                 (c) except as set forth on Schedule 4.04(c) of the RGI/US Disclosure Schedule, constitute a default under, require the approval of, or give rise to a right of termination, cancellation, acceleration or loss of any material benefit under any agreement, contract or other instrument (including loan documents) binding upon RGI/US, RGI Holdings or any RGI/US Subsidiary or under any license, franchise, permit or other similar authorization held by RGI/US, RGI Holdings or any such RGI/US Subsidiary; or

                 (d) result in the creation or imposition of any Lien on any material asset of RGI/US, RGI Holdings or any RGI/US Subsidiary.

         SECTION 4.05     CAPITALIZATION OF RGI/US.

                 (a) The authorized capital stock of RGI/US consists of 100,000 shares of RGI/US Common Stock, 1,000 of which shares are outstanding and owned by RGI Holdings. All outstanding shares of RGI/US Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for the 1,000 shares of RGI/US Common Stock owned by RGI Holdings, there are outstanding (i) no shares of capital stock or other voting securities of RGI/US, (ii) no securities of RGI/US convertible into or exchangeable for shares of capital stock or voting securities of RGI/US and (iii) no options or other rights to acquire from RGI/US, and no obligation of RGI/US to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of RGI/US (the items in clauses (i), (ii) and (iii) being referred to collectively as the "RGI/US Securities"). There are no outstanding obligations of RGI/US or any RGI Subsidiary to repurchase, redeem or otherwise acquire any RGI/US Securities.

         SECTION 4.06     SUBSIDIARIES.

                 (a) Schedule 4.06(a) of the RGI/US Disclosure Schedule sets forth a true and accurate list of each "Subsidiary" of RGI/US (each an "RGI/US Subsidiary" and together, the "RGI/US Subsidiaries"). Each RGI/US Subsidiary is either a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing (or local law equivalent) under the laws of its jurisdiction of organization, and has all corporate or other organizational powers required to carry on its business as now conducted. Each RGI/US Subsidiary is duly qualified to do business as a foreign corporation or partnership (as the case may be), is in good standing or local law equivalent and has all licenses and permits necessary in each jurisdiction where the character of the property owned or leased by, or the nature of its activities, make such qualification, licenses or permits necessary except for those jurisdictions where the failure to be so qualified or have such licenses or permits would not, individually or in the aggregate, have a Material Adverse Effect on RGI/US or on the relevant RGI/US Subsidiary. RGI/US has delivered to Banyan true and complete copies of the articles or certificate of incorporation, bylaws, partnership agreement and other similar organizational documents as currently in effect for each such RGI/US Subsidiary.

                 (b) Except as set forth on Schedule 4.06(b) of the RGI/US Disclosure Schedule, all of the outstanding capital stock of, or other ownership interests in, each RGI/US Subsidiary is owned by RGI/US, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth on Schedule 4.06(b) of the RGI/US Disclosure Schedule, there are no outstanding:

                 (i) securities of RGI/US or any RGI/US Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any RGI/US Subsidiary; or

                 (ii) options or other rights to acquire from RGI/US or any RGI/US Subsidiary, and no other obligation of RGI/US or any RGI/US Subsidiary to issue, any capital stock, voting securities of or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or other ownership interests of, any RGI/US Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "RGI/US Subsidiary Securities"). There are no outstanding obligations of RGI/US or any RGI/US Subsidiary to repurchase, redeem or otherwise acquire any outstanding RGI/US Subsidiary Securities.

                 (c) Except as set forth on Schedule 4.06(c) of the RGI/US Disclosure Schedule, there are no material agreements, contracts and other documentation setting forth any terms or conditions with respect to RGI/US' ownership interest in the RGI/US Subsidiaries.

         SECTION 4.07 FINANCIAL STATEMENTS. RGI/US has delivered to Banyan the unaudited consolidated balance sheet of RGI/US as of December 31, 1995 and the related unaudited statements of operations, stockholders equity and cash flows for the year ended December 31, 1995, together with audited balance sheets as of December 31, 1992, 1993, 1994 and 1995 and related audited statements of operations, stockholders equity and cash flows for the years ended December 31, 1992, 1993, 1994 and 1995 for Grand Harbor Associates, Inc. The consolidated financial statements of RGI/US present fairly, in conformity with GAAP applied on a consistent basis (except that the unaudited consolidated financial statements do not contain notes), the consolidated financial position of RGI/US and the RGI/US Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. For purposes of this Agreement, "RGI/US Balance Sheet" means the unaudited consolidated balance sheet of RGI/US as of December 31, 1995, and "RGI/US Balance Sheet Date" means December 31, 1995.

         SECTION 4.08 COMPLIANCE WITH LAW. RGI/US and each RGI/US Subsidiary is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, licenses, permits decrees or orders of any Governmental Authority applicable to their respective businesses or properties except to the extent that noncompliance would not have a Material Adverse Effect on RGI/US or the RGI/US Subsidiaries taken as a whole. Quality Life Services, Ltd., an RGI/US Subsidiary, has all necessary licenses and permits to operate the Royal Palm Convalescent Center. Except as set forth on
Schedule 4.08 to the RGI/US Disclosure Schedule, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against RGI/US or any RGI/US Subsidiary or against any of their respective properties or businesses.

         SECTION 4.09 NO DEFAULTS. Neither RGI/US nor any RGI/US Subsidiary is, or has received notice that it would be with the passage of time, (i) in violation of any provision of its articles or certificate of incorporation or bylaws or other similar organizational document or (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to RGI/US or any RGI/US Subsidiary or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which RGI/US or any RGI/US Subsidiary is a party or by which RGI/US or any RGI/US Subsidiary or their respective properties or assets may be bound.

         SECTION 4.10 LITIGATION. Except as set forth on Schedule 4.10 of the RGI/US Disclosure Schedule, there is no action, suit, proceeding, claim or investigation pending or, to the best of RGI/US' and RGI Holdings' knowledge, threatened, against RGI/US or any RGI/US Subsidiary which could, individually or in the aggregate, have a Material Adverse Effect on RGI/US and the RGI/US Subsidiaries, taken on as a whole, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby or by any of the Ancillary Agreements. Except as set forth on Schedule 4.10, RGI/US has delivered to Banyan complete copies of all audit response letters prepared by RGI/US' counsel for RGI/US' independent public accountants and all management letters prepared in connection with the last three completed audits (if such audits took place) of the financial statements of RGI/US' and any of the RGI/US Subsidiaries, including the audit conducted in connection with the RGI/US Balance Sheet, and any such correspondence since the RGI/US Balance Sheet Date.

         SECTION 4.11 ABSENCE OF CERTAIN CHANGES. Except as expressly allowed or contemplated by this Agreement or as set forth on Schedule 4.11 of the RGI/US Disclosure Schedule, since the RGI/US Balance Sheet Date, there has not occurred:

                 (a) Material Adverse Change with respect to RGI/US or the RGI/US Subsidiaries, taken as a whole;

                 (b) Any amendments or changes in the articles or certificate of incorporation or bylaws or other similar organizational document of RGI/US or any RGI/US Subsidiary;

                 (c) Any damage, destruction or loss, not covered by insurance in excess of $250,000 with respect to any of the properties or businesses of RGI/US or any RGI/US Subsidiary;

                 (d) Any redemption, repurchase or other acquisition of shares of capital stock, partnership units or ownership units of RGI/US or any RGI/US Subsidiary by RGI/US or any RGI/US Subsidiary (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of RGI/US or any RGI/US Subsidiary;

                 (e) Any increase in or modification of the compensation or benefits payable or to become payable by RGI/US or any RGI/US Subsidiary to any of their respective directors, officers, partners, employees or consultants;

                 (f) Any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or employees;

                 (g) Except as contemplated by this Agreement, any acquisition or sale of a material amount of property or assets by or of RGI/US or any RGI/US Subsidiary;

                 (h) Any alteration in any term of any outstanding securities of RGI/US or any RGI/US Subsidiaries;

                 (i) Except as contemplated by this Agreement, any (i) incurrence, assumption or guarantee by RGI/US or any RGI/US Subsidiary of any debt for borrowed money; (ii) issuance or sale of any securities convertible into or exchangeable for debt securities of RGI/US or any RGI/US Subsidiary; or
(iii) issuance or sale of options or other rights to acquire from RGI/US or any RGI/US Subsidiary, directly or indirectly, debt securities of RGI/US or any of RGI/US Subsidiary or any securities convertible into or exchangeable for any such debt securities;

                 (j) Any creation or assumption by RGI/US or any RGI/US Subsidiary of any Lien on any material asset;

                 (k) Any loan, advance or capital contribution to or investment in any person other than (i) loans, advances or capital contributions to or investments in RGI/US Subsidiaries, (ii) travel loans or advances made in the ordinary course of business of RGI/US, and (iii) other loans and advances in an aggregate amount which do not exceed $10,000 outstanding at any time;

                 (l) Any entry into, amendment of, relinquishment, termination or nonrenewal by RGI/US or any RGI/US Subsidiary of any material contract, lease, commitment or other right or obligation other than in the ordinary course of business; or

                 (m) To the best of RGI/US and RGI Holdings' knowledge, any agreement or arrangement made by RGI/US or any RGI/US Subsidiary to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 4.11 untrue or incorrect as of the date when made; or

                 (n) Any labor dispute, other than routine individual grievances, or any actions or proceedings by a labor union or representative thereof to organize any employee of RGI/US or any RGI/US Subsidiary.

         SECTION 4.12 NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on Schedule 4.12 of the RGI/US Disclosure Schedule, there are no liabilities of RGI/US or any RGI/US Subsidiary of any kind whatsoever that are material to the business of RGI/US and the RGI/US Subsidiaries, taken as a whole, other than:

                 (a) liabilities disclosed or provided for in the RGI/US Balance Sheet;

                 (b) liabilities incurred in the ordinary course of business consistent with past practice since the RGI/US Balance Sheet Date; and

                 (c)      liabilities under this Agreement.

         SECTION 4.13 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of RGI/US or any RGI/US Subsidiary from RGI/US or any such RGI/US Subsidiary, under any RGI/US Employee Plan (as defined in Section 4.14(a) below) or otherwise, (ii) materially increase any benefits otherwise payable under any RGI/US Employee Plan, or
(iii) result in the acceleration of the time of payment or vesting of any such benefits.

         SECTION 4.14     EMPLOYEE BENEFITS.

                 (a) Schedule 4.14(a) of the RGI/US Disclosure Schedule sets forth each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and each employment agreement, compensation agreement, bonus, commission or similar arrangement, and fringe benefit arrangement which is maintained, administered or contributed to by RGI/US or any affiliate thereof (as defined below) and covers any employee or former employee of RGI/US or any affiliate or under which RGI/US or any affiliate has any liability. Such plans are referred to collectively herein as the "RGI/US Employee Plans." For purposes of this Section 4.14 only, an "affiliate" of RGI/US means (i) RGI Holdings and RGI Real Estate, Inc. and any domestic corporation owned 80% or more by either of them, and (ii) Resource Group International, Inc. The only RGI/US Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in
Section 3(2) of ERISA are identified as such in the list referred to above.

                 (b) No RGI/US Employee Plan constitutes a "multiemployer plan" as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), no RGI/US Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code and no RGI/US Employee Plan is subject to Title IV of ERISA or Section 412 of the Code. If RGI/US or an affiliate thereof ever maintained or was obligated to contribute to a Multiemployer Plan or a plan subject to Title IV of ERISA, any withdrawal or other liability under Title IV of ERISA with respect to such plan has been fully satisfied. To RGI/US's knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any RGI/US Employee Plan has or will make RGI/US or any of its Subsidiaries, or any officer or director thereof, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code.

                 (c) To the best knowledge of RGI/US, each RGI/US Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to
Section 501(a) of the Code. RGI/US has furnished to Banyan copies of the most recent Internal Revenue Service determination letters, if any, with respect to each such RGI/US Employee Plan. To the best of knowledge of RGI/US, each RGI/US Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such RGI/US Employee Plan. Except as set forth on Schedule 4.14(c) of the RGI/US Disclosure Schedule, there are no pending or threatened disputed claims against any RGI/US Employee Plan or against RGI/US or any affiliate of RGI/US arising under any such Plan. No RGI/US Employee Plan is currently under examination by the Internal Revenue Service or Department of Labor and RGI/US has received no notice from either agency of its intent to examine by RGI/US Employee Plan.

                 (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of RGI/US or any affiliate that would obligate the Surviving Corporation to pay any additional compensation, including severance pay or additional withholding taxes, as a result of the consummation of the transactions contemplated by this Agreement or that, individually or collectively, could give rise to the payment by the Surviving Corporation of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code.

                 (e) Neither RGI/US nor its affiliates have any projected liability in respect of post-retirement health, life and medical benefits for retired employees of RGI/US and its affiliates. Other than provisions of applicable law, no condition exists that would prevent RGI/US or any of the RGI/US Subsidiaries from amending or terminating any RGI/US Employee Plan.

                 (f)      There has been no amendment to, written
interpretation or announcement (whether or not written) by RGI/US or any of its affiliates relating to, or change in employee participation or coverage under, any RGI/US Employee Plan which would materially increase the expense of maintaining such RGI/US Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year.

         SECTION 4.15 MAJOR CONTRACTS. Schedule 4.15 of the RGI/US Disclosure Schedule sets forth a list of all "material contracts" as defined in
Item 601 of Regulation S-K under the Securities Act and to which RGI/US or any RGI/US Subsidiary is a party or has a beneficial interest in (each a "RGI/US Material Contract"). Each RGI/US Material Contract is valid and binding on RGI/US or the RGI/US Subsidiary, as applicable, and neither RGI/US nor any RGI/US Subsidiary, nor to the best of their knowledge any other party thereto, has breached any provision of, or is in default under the terms of, any RGI/US Material Contract.

         SECTION 4.16     TAXES.

                 (a) Except as set forth on Schedule 4.16(a) of the RGI/US Disclosure Schedule, all Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time by or on behalf of RGI/US or any of the RGI/US Subsidiaries (collectively, the "RGI/US Tax Returns"), the non-filing of which would have a Material Adverse Effect on RGI/US or would result in criminal penalties against RGI/US or any officer or employee thereof, have been or will be filed when due (including any extensions of such due date).

                 (b) RGI/US and the RGI/US Subsidiaries have timely paid, withheld or made provision on their books for all Taxes shown as due and payable on RGI/US Tax Returns that have been filed.

                 (c) All RGI/US Tax Returns relating to income or Franchise Taxes filed with respect to Taxable Years of RGI/US and RGI/US Subsidiaries ending on or after December 31, 1990 have been filed or extensions have been duly made.

                 (d) Neither RGI/US nor any RGI/US Subsidiary has been granted any extension or waiver of the limitation period applicable to any RGI/US Tax Returns.

                 (e) To the best of RGI/US and each of the RGI/US Subsidiaries' knowledge, there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to RGI/US or any RGI/US Subsidiary in respect of any Tax or assessment.

                 (f) There are no requests for rulings in respect of any Tax pending between RGI/US or any RGI/US Subsidiary and any Taxing Authority.

                 (g) None of the property owned or used by RGI/US or any of the RGI/US Subsidiaries is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Code.

                 (h) Except as set forth on Schedule 4.16(h) of the RGI/US Disclosure Schedule, none of the property owned by RGI/US or any RGI/US Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                 (i) Neither RGI/US nor any RGI/US Subsidiary, nor any other person on behalf of RGI/US or any such RGI/US Subsidiary, has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code.

                 (j) Except as set forth on Schedule 4.16(j) of the RGI/US Disclosure Schedule, there are no liens for Taxes upon the assets of RGI/US or any RGI/US Subsidiary except liens for current Taxes not yet due.

                 (k) Except as set forth on Schedule 4.16(k) of the RGI/US Disclosure Schedule, neither RGI/US nor any RGI/US Subsidiary will be required to include any adjustment in Taxable income for any Tax period (or portion thereof) ending after the Effective Time pursuant to Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for any Tax period (or portion thereof) ending on or before the Effective Time or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of RGI/US or any such RGI/US Subsidiary for any Tax period (or portion thereof) ending on or before the Effective Time.

                 (l) Neither RGI/US nor any RGI/US Subsidiaries is currently under any contractual obligation to pay the income or franchise tax obligations of, or with respect to transactions relating to, any other person or to indemnify any other person with respect to any income or franchise tax.

                 (m) Except as set forth on Schedule 4.16(m) of the RGI/US Disclosure Schedule, neither RGI/US nor any RGI/US Subsidiary has signed any letter or entered into any agreement or arrangement consenting to the surrender or sharing of any deductions, credits, or other Tax attributes with any other person or transferred or assigned to any other person for Tax purposes any such item.

                 (n) Notwithstanding any of the foregoing, no representation or warranty is made by RGI/US with respect to the Tax consequences that may result from the transactions contemplated by this Agreement and the Ancillary Agreements.

         SECTION 4.17     INTELLECTUAL PROPERTY.

                 (a) Schedule 4.17 of the RGI/US Disclosure Schedule sets forth a schedule of all licensing arrangements which RGI/US or any RGI/US Subsidiary has with third parties and which are material to the business of RGI/US and the RGI/US Subsidiaries taken as a whole (collectively, the "RGI/US Intellectual Property Rights").

                 (b) Neither RGI/US nor any RGI/US Subsidiary, during the three years preceding the date of this Agreement, has been sued or charged in writing with or been a defendant or plaintiff in any claim, suit, action or proceeding relating to its business which has not been finally terminated prior to the date hereof and which involves a claim of infringement of any patents or licenses, and to the best of the knowledge of RGI/US (i) there are no other claims by any other person of patent or license infringement by RGI/US or a RGI/US Subsidiary, and (ii) there are no continuing infringements by any other person or persons of any RGI/US Intellectual Property Rights with respect to patents.

         SECTION 4.18 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on Schedule 4.18 of the RGI/US Disclosure Schedule, there is no material agreement, judgment, injunction, order or decree binding upon RGI/US or any RGI/US Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any acquisition of property by RGI/US or any RGI/US Subsidiary or the conduct of business by RGI/US or any RGI/US Subsidiary as currently conducted or as currently proposed to be conducted by the Surviving Corporation.

        SECTION 4.19     TITLE TO PROPERTIES: ABSENCE OF LIENS AND ENCUMBRANCES.

                 (a) Schedule 4.19(a) of the RGI/US Disclosure Schedule sets forth a true and complete list of all real property owned or leased (as lessee) by RGI/US or any RGI/US Subsidiary (the "RGI/US Properties"), the aggregate annual rental or other fee payable under any such lease, and, with respect to any such RGI/US Properties currently under contract for sale, the parties to such contract or contracts and the principal terms thereof.

                 (b) Except as set forth on Schedule 4.19(b) of the RGI/US Disclosure Schedule, RGI/US or an RGI/US Subsidiary has marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the RGI/US Properties, and, except as set forth on Schedule 4.19(b) of the RGI/US Disclosure Schedule and to the best of RGI/US' knowledge without conducting a title search of the RGI/US Properties, such title or leasehold interests are free and clear of any Liens. Except as set forth on Schedule 4.19(b) of the RGI/US Disclosure Schedule, RGI/US and its Subsidiaries are the sole owners of the RGI/US Properties free and clear of any right to or claim of possession by any other party (except tenants under the leases copies of which have been delivered to Banyan and the rights of various public or private entities for easement purposes). Schedule 4.19(b) of the RGI/US Disclosure Schedule sets forth a list of all material management agreements, development agreements or other agreements of any kind with respect to any of the RGI/US Properties to which RGI/US or any RGI/US Subsidiary is a party and such agreements are valid and binding on RGI/US or the RGI/US Subsidiary (as the case may be) and, to the best of RGI/US's knowledge, without default by any party thereto. All approved or proposed site plans, master development plans or similar development plans with respect to any of the RGI/US Properties have been provided to Banyan.

                 (c) With respect to any buildings or other structures on the RGI/US Properties, to the best of RGI/US's knowledge, except as set forth on Schedule 4.19(c) of the RGI/US Disclosure Schedule, there are no material, physical or mechanical defects, including, without limitation, the mechanical, ventilation, plumbing, heating, air conditioning, life safety, and electrical systems and all such items are in operating condition and repair and neither RGI/US nor any RGI/US Subsidiary has received any notification of noncompliance with any applicable governmental requirements.

                 (d) To the best of RGI/US' knowledge, the use and operation of each of the RGI/US Properties is in material compliance with applicable building codes, and neither RGI/US nor any RGI/US Subsidiary has received any notification of noncompliance with the Americans with Disabilities Act ("ADA"), seismic design, zoning and land use laws, other local, state and federal laws and regulations, and restrictive easements or covenants affecting the RGI/US Properties.

                 (e) Schedule 4.19(e) of the RGI/US Disclosure Schedule sets forth a rent roll for the RGI/US Properties and such rent roll accurately summarizes the status of the existing leases and any defaults thereunder. There are no leasing or other commissions due and unpaid under any of the leases, and all tenant improvements required under existing leases have been completed and are fully paid and no credit is due to any tenant.

                 (f) Except as set forth in Schedule 4.19(f) of the RGI/US Disclosure Schedule, to the best of RGI/US' knowledge, there are no condemnation proceedings or any land-use or development regulations or proceedings pending or threatened, including but not limited to historical designation or preservation proceedings, that would have a Material Adverse Effect on the development, use and operation of any of the RGI/US Properties, nor has RGI/US received notice of any special assessment proceedings affecting any of the RGI/US Properties.

                 (g) All water, sewer, gas, electric, telephone, drainage facilities and any other utilities required for the normal use of those specific RGI/US Properties set forth on Schedule 4.19(g) of the RGI/US Disclosure Schedule are installed and connected pursuant to valid permits, and are adequate to service such RGI/US Properties, and to the best of RGI/US' knowledge comply with all applicable legal requirements.

                 (h) Except as set forth in Schedule 4.19(h) of the RGI/US Disclosure Schedule, RGI/US has obtained all licenses, permits, certificates, approvals, variances, easements and rights of way required from all governmental authorities having jurisdiction over each of the RGI/US Properties or from private parties for the normal use (both existing and proposed) and operation of the RGI/US Properties and to insure vehicular and pedestrian ingress to and egress from each of the RGI/US Properties.

                 (i) Except as set forth on Schedule 4.19(i) of the RGI/US Disclosure Schedule, none of the RGI/US Properties are located in an area identified by the Secretary of Housing and Urban Development or other governmental agency as an area having special flood hazards, and except as indicated on the master development plans or site plans delivered to Banyan pursuant to Section 4.19(b), no separate areas within any of the RGI/US Properties are required to be set aside for water retention, "green belt," open space or drainage.

                 (j) Except with respect to RGI/US Properties for which RGI/US is attempting to change existing zoning requests, RGI/US has no knowledge of any plan by any person or entity to change the existing zoning applicable to any of the RGI/US Properties.

                 (k) Except as set forth on Schedule 4.19(k) of the RGI/US Disclosure Schedule, all fees and charges due and payable for thirty (30) days or more for materials and labor (including property management, design, engineering, surveying, and other professional services) delivered or performed in connection with the development of the RGI/US Properties as of the date of the Merger Closing will have been paid in full or lien releases for such fees and charges will have been obtained.

                 (l) Except as set forth on Schedule 4.19(b) of the RGI/US Disclosure Schedule, to the best of RGI/US's knowledge there is no claim, litigation, or governmental investigation or proceeding, pending or threatened, that may affect the RGI/US Properties and no unrecorded easements or claims of encroachment or prescriptive easement affecting the RGI/US Properties exist.

         SECTION 4.20     ENVIRONMENTAL MATTERS.

                 (a) Neither RGI Holdings, RGI/US nor any RGI/US Subsidiary, nor to the knowledge of RGI Holdings or RGI/US (without inquiry) any tenant on the RGI/US Properties, has received any written notice, demand, citation, summons, complaint or order or any notice of any penalty, Lien or assessment, and to the best of RGI Holdings' and RGI/US' knowledge (without inquiry with respect to any tenant on the RGI/US Properties), there is no investigation or review pending by any governmental entity, with respect to any
(i) alleged violation by RGI/US, any RGI/US Subsidiary or any tenant on the RGI/US Properties of any Environmental Law, (ii) alleged failure by RGI/US, any RGI/US Subsidiary or any tenant on the RGI/US Properties to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity.

                 (b) Neither RGI Holdings, RGI/US nor any RGI/US Subsidiary, with respect to any of the RGI/US Properties, has any knowledge of any Environmental Liabilities, or of any release of Hazardous Substances into the environment in violation of any Environmental Law or environmental permit. RGI/US has disclosed to Banyan in writing the presence, to the best of RGI/US' knowledge, of any asbestos in any of its premises other than fully encapsulated asbestos-containing construction materials.

                 (c) RGI/US has delivered to Banyan copies of all environmental audits and other similar reports which have been prepared by or for RGI/US or any RGI/US Subsidiary, or by or for any tenant on the RGI/US Properties to the extent delivered to RGI/US by such tenant, with respect to the RGI/US Properties.

                 (d) Except as set forth on Schedule 4.20(d) of RGI/US Disclosure Schedule, to the best of RGI Holdings' and RGI/US' knowledge, (i) no asbestos-containing materials were installed or exposed in the RGI/US Properties through demolition, renovation or otherwise, at any time, (ii) no electrical transformers or other equipment containing PCB's are or were located on the RGI/US Properties, (iii) no storage tanks for gasoline, heating oil or diesel fuel or any other substances are or were located on or under the RGI/US Properties, and (iv) no materials regulated under any federal, state or local law or regulation, as amended from time to time, as a toxic, hazardous, contaminated or similarly harmful or dangerous material or substance (including, without limitation, asbestos and radon) are or were located on, in or under the RGI/US Properties or have affected the RGI/US Properties or waters on or under the RGI/US Properties.

                 (e) Neither RGI Holdings, RGI/US nor any RGI/US Subsidiary, nor to the knowledge of RGI Holdings or RGI/US (without inquiry) any tenant on the RGI/US Properties, has received any written notice under any applicable local, state or federal law regarding Hazardous Substances on, under or affecting the RGI/US Properties or requiring the removal of any Hazardous Substances from the RGI/US Properties.

         SECTION 4.21 INSURANCE. Schedule 4.21 of the RGI/US Disclosure Schedule sets forth a list of all insurance policies and fidelity bonds insuring the assets, business, equipment, properties, operations, employees, officers and directors of RGI/US and the RGI/US Subsidiaries. Copies of all such policies have been delivered to Banyan prior to the date hereof. There is no claim by RGI/US or any RGI/US Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and RGI/US and the RGI/US Subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the best of RGI/US' knowledge, no termination or material premium increase is pending or threatened with respect to any of such policies.

         SECTION 4.22 LABOR MATTERS. RGI/US and each RGI/US Subsidiary is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, verification of immigration status, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice, except to the extent that non-compliance would not have a Material Adverse Effect on RGI/US. Neither RGI/US nor any RGI/US Subsidiary has received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which RGI/US or any RGI/US Subsidiary is a party and, to the best of RGI/US' knowledge, there is neither pending nor threatened any investigation or hearing concerning RGI/US or any RGI/US Subsidiary arising out of or based upon any such laws, regulations or practices.

         SECTION 4.23 EMPLOYEES. Schedule 4.23 of the RGI/US Disclosure Schedule lists each employee or consultant (if under a current contract) of RGI/US and each RGI/US Subsidiary, his or her current position, salary, bonus and general compensation arrangement. Except for the employment agreements listed on Schedule 4.23 to the RGI/US Disclosure Schedule, complete and accurate copies of which have been delivered to Banyan, neither RGI/US nor any RGI/US Subsidiary is a party to any employment agreements. All employees of RGI/US and the RGI/US Subsidiaries who are employed in a technical, managerial or executive capacity and who are material to the operations of RGI/US and the RGI/US Subsidiaries, taken as a whole, have the right under applicable immigration laws to work in their present locations for at least two years from the Effective Date.

         SECTION 4.24 FINDERS' FEES. Except for Goodman Financial Services, Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of RGI/US or RGI Holdings or any affiliate thereof who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.25 CERTAIN SECURITIES REPRESENTATIONS. RGI Holdings understands and hereby acknowledges that the Initial Shares have not been registered under the Securities Act of 1933, as amended, and may not be resold except pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act as confirmed in an opinion of counsel, acceptable in form and substance to Banyan, and in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. RGI Holdings acknowledges that the Initial Shares will be acquired for its own account and are not being acquired with a view to, or for offer or sale in connection with any distribution in violation of the Securities Act. RGI Holdings has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Initial Shares and is able to bear the economic risk of the investment. RGI Holdings and RGI/US acknowledge that they have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of Banyan and the Banyan Subsidiaries and receive answers thereto, as they each deem necessary in connection with RGI Holdings' decision to purchase the Initial Shares. RGI Holdings was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the television or radio; or (ii) any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

         SECTION 4.26 CERTAIN DOCUMENTS. The information provided to Coopers & Lybrand by RGI/US for purposes of its preparation of the C&L Report was to the best knowledge of RGI/US and RGI Holdings true, accurate and complete as of the dates given to Coopers & Lybrand.

                                   ARTICLE V

                              COVENANTS OF BANYAN

         SECTION 5.01 CONDUCT OF BANYAN. From the date of this Agreement until the Merger Closing, and except as set forth on Schedule 5.01 of the Banyan Disclosure Schedule, or with the express written consent of RGI/US, Banyan and each Banyan Subsidiary shall conduct their businesses in all material respects in the ordinary course and neither Banyan nor any Banyan Subsidiary will:

                 (a) adopt or propose any change in the Existing Certificate or Existing Bylaws, except as contemplated by the Restated Certificate or New Bylaws;

                 (b) enter into or amend any contract, agreement, plan or arrangement covering any director, officer or employee of Banyan or any Banyan Subsidiary that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (i) the Merger or (ii) the termination of employment after the occurrence of any such contingency if such payment, acceleration or entitlement would not have been provided but for such contingency;

                 (c) except for issuances pursuant to outstanding Banyan Options and Warrants, and the issuance of the Initial Shares, issue any securities;

                 (d) terminate or amend any of its existing insurance policies or modify or reduce the coverage thereunder;

                 (e) sell, transfer, license, sublicense or otherwise dispose of any of its material assets, or pay any dividend or make any other distribution to holders of its capital stock;

                 (f) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others; or

                 (g)      agree or commit to do any of the foregoing.

         SECTION 5.02 BANYAN STOCKHOLDERS' MEETING. Banyan shall call a meeting of its stockholders (the "Stockholders' Meeting") to be held as promptly as practicable following the date of this Agreement (the date on which such meeting is scheduled in the proxy statement (the "Proxy Statement") to be prepared by Banyan in connection with such meeting when first mailed to Banyan' stockholders being hereinafter referred to as the "Stockholders' Meeting Date") for the purpose of obtaining the stockholder approval required in connection with the transactions contemplated hereby including (i) the approval of the Merger, (ii) the approval and adoption of the Restated Certificate, (iii) the approval and adoption of the New Bylaws, and (iv) the election of those individuals listed on Schedule 5.02 hereto (or otherwise agreed to by the Parties) to the Board of Directors of the Surviving Corporation (the "New Board"). The Board of Directors of Banyan shall recommend in the Proxy Statement the approval of the Merger, the New Certificate, and New Bylaws and the election of the New Board by the stockholders of Banyan; provided, however, that nothing contained in this Section 5.02 shall prohibit the Board of Directors of Banyan from failing to recommend approval of this Agreement and the transactions contemplated hereby or using its commercially reasonable best efforts to obtain approval if the board of directors of Banyan determines in good faith, after consultation with and based upon the advice of Shefsky Froelich & Devine Ltd. or such other counsel selected by the Board of Directors of Banyan, that such action is necessary for the board of directors to comply with its fiduciary duties to its stockholders under Delaware Law. Without the prior unanimous consent of the Banyan Board of Directors, Banyan shall not change the Stockholders' Meeting Date or adjourn the Stockholders' Meeting unless such adjournment is due to the lack of a quorum, in which case the chairman of the Stockholders' Meeting shall announce at such meeting the time and place of the adjourned meeting.

         SECTION 5.03 ACCESS TO PROPERTIES AND FINANCIAL, OPERATIONAL AND TECHNICAL INFORMATION; MONTHLY FINANCIAL STATEMENTS.

                 (a) From the date hereof until the Merger Closing, Banyan will give RGI/US and RGI Holdings, their counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the Banyan Properties, and the offices, books and records of Banyan and any of the Banyan Subsidiaries, will furnish to RGI/US and RGI Holdings, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and all other technical information as such persons may reasonably request and will instruct Banyan's employees, counsel and financial advisors to cooperate with RGI/US and RGI Holdings in their investigation of the business of Banyan and the Banyan Subsidiaries and in the planning for the combination of the businesses of Banyan and RGI/US following the consummation of the Merger.

                 (b) From May 1, 1996 until the Merger Closing, within 15 days following the end of each month (the first such report being due June 15, 1996), Banyan will deliver to RGI/US a consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows for such month.

         SECTION 5.04 OTHER OFFERS. From the date hereof unless and until this Agreement shall have been terminated in accordance with its terms, Banyan and the Banyan Subsidiaries and the officers, directors, employees or other agents of Banyan and such Banyan Subsidiaries will not, directly or indirectly,
(i) take any action to solicit, initiate or encourage the making of any Acquisition Proposal (as defined below) or (ii) engage in negotiations with any person or entity that has made an Acquisition Proposal, or (iii) except as required by applicable law, disclose any nonpublic information relating to Banyan or any of the Banyan Subsidiaries or, afford access to the properties, books or records of Banyan or any of the Banyan Subsidiaries. Banyan will promptly notify RGI/US after receipt by it of any Acquisition Proposal or any request for nonpublic information relating to Banyan or any Banyan Subsidiary or for access to the properties, books or records of Banyan or any Banyan Subsidiary by any person or entity. The term "Acquisition Proposal" as used in this Agreement means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Banyan or any Banyan Subsidiary or the acquisition of a ten percent (10%) or greater equity interest in, or a ten percent (10%) or greater portion of the assets of, Banyan or any Banyan Subsidiary, other than the transactions contemplated by this Agreement; provided, however, that nothing contained in this Section 5.04 shall prohibit the Board of Directors of Banyan from: (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that
(a) the board of directors of Banyan, after consultation with and based upon the advice of Shefsky Froelich & Devine Ltd. or such other counsel selected by the Banyan Board of Directors, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to stockholders under applicable law and (b) prior to furnishing the information to, or entering into discussions or negotiations with, the person or entity, Banyan provides written notice to RGI/US to the effect that it is furnishing to, or entering into discussions or negotiation with, the person or entity; and (ii) to the extent applicable, complying with Rule 14e-2 and Rule 14a-9 promulgated under the Exchange Act with regard to an Acquisition Proposal.

         SECTION 5.05 COMPLIANCE WITH OBLIGATIONS. Except to the extent that non-compliance would not have a Material Adverse Effect on Banyan and the Banyan Subsidiaries taken as a whole, prior to the Effective Date, Banyan and each of the Banyan Subsidiaries shall comply with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective certificate of incorporation and bylaws and other similar organizational documents, by which it, its properties or its assets may be bound, and (iii) all final and unappealable decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to it and its respective properties or assets.

         SECTION 5.06 NOTICE OF CERTAIN EVENTS. Banyan shall promptly notify RGI/US of:

                 (a) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements;

                 (b) any employment by Banyan Management Corp. of any new non-hourly employee to work for, and whose compensation shall be reimbursed by, Banyan or any Banyan Subsidiary for an annual salary (including benefits) in excess of $50,000;

                 (c) any termination of employment by, or threat to terminate employment received from, any salaried or non-hourly, skilled employee who works for, or is compensated by, Banyan or any Banyan Subsidiary;

                 (d) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement and the Ancillary Agreements;

                 (e) any notice or other communication from the SEC or NYSE;

                 (f)      any notice or other communication from any lender;
and

                 (g) any actions, suits, claims, investigations or proceedings commenced or, to the best of Banyan's knowledge threatened against, Banyan or any Banyan Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
3.11 or which relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 5.07 CONFIDENTIALITY. Banyan agrees that the confidentiality agreement dated February 5, 1996, between RGI/US and Banyan (the "Confidentiality Agreement") shall remain valid and binding in accordance with its terms at all times prior to the Merger Closing or after any termination of this Agreement, and provided further, that Banyan agrees to maintain in confidence in accordance with the Confidentiality Agreement any information which it receives regarding other entities to which either RGI/US or RGI Holdings is affiliated.

         SECTION 5.08 REGISTRATION STATEMENT. Banyan shall promptly prepare, and Banyan shall file with the SEC as soon as practicable, a combined Registration Statement and Proxy Statement on Form S-4 under the Securities
Act, with respect to the shares of Banyan Common Stock issuable in the Merger (the "Form S-4"). Banyan will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Banyan shall use its reasonable best efforts to have the Form S-4 declared effective by the SEC as promptly as practicable. Banyan shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. Banyan agrees that the Form S-4 and each amendment or supplement thereto at the time it is mailed to the Banyan stockholders and at the time of the Stockholders' Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Banyan in reliance upon and in conformity with information concerning RGI/US, RGI Holdings or any RGI/US Subsidiary furnished to Banyan by RGI/US, RGI Holdings, any RGI/US Subsidiary or any of their agents specifically for use in the Form S-4.

         SECTION 5.09 LISTING APPLICATION. Banyan shall promptly prepare and submit to the NYSE a listing application covering the shares of Banyan Common Stock issuable in the Merger and the Private Placement, and shall use its commercially reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Banyan Common Stock, subject to official notice of issuance.

                                   ARTICLE VI

                              COVENANTS OF RGI/US

         SECTION 6.01 CONDUCT OF RGI/US. From the date of this Agreement until the Merger Closing, and except as set forth on Schedule 6.01 of the RGI/US Disclosure Schedule, or with the express written consent of Banyan, RGI/US and each RGI/US Subsidiary shall conduct their business in all material respects in the ordinary course, and neither RGI/US nor any RGI/US Subsidiary will (i) make any changes to or modify any indebtedness, or any guaranty of any indebtedness, of RGI/US or any RGI/US Subsidiary the effect of which benefits any affiliate (other than RGI/US or an RGI/US Subsidiary) of RGI Holdings and detrimentally affects RGI/US or any RGI/US Subsidiary, or (ii) pay any dividend or make any other distribution to the holders of its capital stock.

         SECTION 6.02 CONFIDENTIALITY. RGI/US agrees that the Confidentiality Agreement shall remain valid and binding in accordance with its terms at all times prior to the Merger Closing or after any termination of this Agreement, and provided further, that RGI/US and RGI Holdings agree to maintain in confidence in accordance with the Confidentiality Agreement any information which it or they receive regarding other entities to which Banyan Management Corp. provides administrative services.

         SECTION 6.03 ACCESS TO PROPERTIES AND FINANCIAL, OPERATIONAL AND TECHNICAL INFORMATION; MONTHLY FINANCIAL INFORMATION.

                 (a) From the date hereof until the Merger Closing, RGI/US will give Banyan, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the RGI/US Properties, and the offices, books and records of RGI/US and any of the RGI/US Subsidiaries, will furnish to Banyan, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and all other technical information as such persons may reasonably request and will instruct RGI/US' employees, counsel and financial advisors to cooperate with Banyan in its investigation of the business of RGI/US and the RGI/US Subsidiaries and in the planning for the combination of the businesses of Banyan and RGI/US following the consummation of the Merger provided that no investigation pursuant to this Section shall affect any representation or warranty given by RGI/US and RGI Holdings to Banyan hereunder.

                 (b) From May 1, 1996 until the Merger Closing, within 15 days following the end of each month (the first such report being due June 15, 1996), RGI/US will deliver to Banyan a consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows for such month.

         SECTION 6.04 COMPLIANCE WITH OBLIGATIONS. Except to the extent that non-compliance would not have a Material Adverse Effect on RGI/US and the RGI/US Subsidiaries taken as a whole, prior to the Effective Date, RGI/US and each of the RGI/US Subsidiaries shall comply with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective certificate of incorporation and bylaws and other similar organizational documents, by which it, its properties or its assets may be bound, and (iii) all final and unappealable decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to it and its respective properties or assets.

         SECTION 6.05 NOTICE OF CERTAIN EVENTS. RGI/US shall promptly notify Banyan of:

                 (a) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements;

                 (b) any employment of any new non-hourly employee by RGI/US or any RGI/US Subsidiary for an annual salary (including benefits) in excess of $50,000;

                 (c) any termination of employment by, or threat to terminate employment received from, any salaried or non-hourly, skilled employee of RGI/US or any RGI/US Subsidiary;

                 (d) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement and the Ancillary Agreements;

                 (e) any notice or other communication from the SEC or NYSE;

                 (f)      any notice or other communication from any lender;
and

                 (g) any actions, suits, claims, investigations or proceedings commenced or, to the best of RGI/US' knowledge threatened against, relating to or involving or otherwise affecting RGI/US or any RGI/US Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.10 or which relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 6.06 REGISTRATION STATEMENT. RGI/US and RGI Holdings shall cooperate with Banyan in the preparation of the Form S-4 and the information supplied by RGI/US, RGI Holdings and any RGI/US Subsidiary for inclusion in the Form S-4 and each amendment or supplement thereto, at the time the Form S-4 is mailed to Banyan stockholders and at the time of the Stockholders' Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
RGI/US shall deliver to Banyan no later than May 15, 1996 the information required to be disclosed by RGI/US in the Form S-4 pursuant to Item 404 of Regulation S-K.

         SECTION 6.07 AUDITED FINANCIAL STATEMENTS. RGI/US shall deliver to Banyan no later than May 15, 1996 an audited consolidated balance sheet at December 31, 1995 and related consolidated audited statements of operations, stockholders equity and cash flows as of December 31, 1995 for RGI/US.

                                  ARTICLE VII

                            COVENANTS OF ALL PARTIES

         RGI/US, RGI Holdings and Banyan agree that:

         SECTION 7.01 ADVICE OF CHANGES. Each Party will promptly advise the other in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such Party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect and
(ii) of any Material Adverse Change in the business condition of the party and its subsidiaries, taken as a whole.

         SECTION 7.02 REGULATORY APPROVALS. Prior to the Merger Closing, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or that the other company may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party shall use its commercially reasonable best efforts to obtain all such authorizations, approvals and consents.

         SECTION 7.03 ACTIONS CONTRARY TO STATED INTENT. No party hereto will, either before or after the Merger Closing, take any action that would prevent the Merger from qualifying as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         SECTION 7.04 CERTAIN FILINGS. The parties hereto shall cooperate with one another:

                 (a)      in connection with the preparation of the Form S-4;

                 (b) in connection with the preparation of any filing required by the HSR Act; and

                 (c) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement.

         SECTION 7.05 PUBLIC ANNOUNCEMENTS. The parties hereto will use all reasonable efforts to consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or the NYSE, will use all reasonable efforts not to issue any such press release or make any such public statement prior to such consultation.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01 CONDITIONS TO OBLIGATIONS OF RGI/US AND RGI HOLDINGS. The obligations of RGI/US and RGI Holdings hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by RGI/US and RGI Holdings, but only in a writing signed by RGI/US and RGI Holdings):

                 (a) The representations and warranties of Banyan contained in Article III shall be true and accurate in all material respects (and without regard to any knowledge limitation contained therein) on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date, except for changes therein specifically permitted or contemplated by this Agreement or resulting from any transaction expressly consented to in writing by RGI/US. Banyan shall have provided
RGI/US with a certificate executed by the President and the Chief
Financial Officer of Banyan, dated as of the Effective Date, certifying compliance with this subsection (a).

                 (b) Banyan shall have performed and complied with all of its covenants contained in Articles V and VII in all material respects on or before the Effective Date, and RGI/US shall have received a certificate to such effect signed by Banyan's President and Chief Financial Officer.

                 (c) RGI/US shall have received an opinion dated the Effective Date of Shefsky Froelich & Devine, counsel to Banyan, in form and substance to be agreed to by the Parties.

                 (d) All written consents, assignments, waivers or authorizations ("Consents"), other than Governmental Authorizations and other than those permits and authorizations referred to in Sections 8.03(f) and (g), that are required as a result of the Merger shall have been obtained.

                 (e) The boards of directors of RGI/US and RGI Holdings shall have received from Banyan's independent public accountants letters dated the date the proxy statement contained in the Form S-4 is mailed to the Banyan stockholders and the date of the Merger Closing which shall be in a form customary for accountants "comfort letters" in transactions such as the Merger and acceptable to RGI/US and RGI Holdings.

         SECTION 8.02 CONDITIONS TO OBLIGATIONS OF BANYAN. The obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by Banyan, but only in a writing signed by Banyan):

                 (a) The representations and warranties of RGI/US and RGI Holdings set forth in Article IV shall be true and accurate in all material respects (and without regard to any knowledge limitation contained therein) on and as of the Effective Date with the same force and effect as if they had been made on and as of the Effective Date, except for changes therein specifically permitted or contemplated by this Agreement or resulting from any transaction expressly consented to in writing by Banyan; provided that an RGI Decline in Value shall not cause a failure of a condition to Banyan's obligations hereunder if, at RGI/US' option, the Merger shall occur at the Exchange Ratio set forth in Exhibit 9.02 hereto. RGI/US shall have provided Banyan with a certificate executed by the President and the Chief Financial Officer of RGI/US and RGI Holdings, dated as of the Effective Date, certifying compliance with this subsection (a).

                 (b) RGI/US and RGI Holdings shall have performed and complied with all of its covenants contained in Articles VI and VII in all material respects on or before the Effective Date, and Banyan shall have received a certificate to such effect signed by RGI/US and RGI Holdings' President and Chief Financial Officer.

                 (c) Banyan shall have received an opinion dated the Effective Date of Davis Wright Tremaine, counsel to RGI/US and RGI Holdings, in form and substance to be agreed to by the Parties.

                 (d) All Consents other than Governmental Authorizations and other than those permits and authorizations referred to in Sections 8.03(f) and (g), that are required as a result of the Merger shall have been obtained.

                 (e) The board of directors of Banyan shall have received from RGI/US' independent public accountants letters dated the date the proxy statement contained in the Form S-4 is mailed to the Banyan stockholders and the date of the Merger Closing which shall be in a form customary for accountants "comfort letters" in transactions such as the Merger and acceptable to Banyan.

                 (f) Banyan shall have received an opinion from Josephthal Lyon & Ross that the Merger and the transactions contemplated by this Agreement are fair from a financial point of view to the holders of Banyan Common Stock (the "Fairness Opinion").

         SECTION 8.03 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of RGI/US, RGI Holdings, and Banyan hereunder are subject to the fulfillment, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by such parties, but only in a writing signed by such parties):

                 (a) Banyan's stockholders shall have duly approved this Merger and the New Board all in accordance with applicable laws.

                 (b) The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order.

                 (c) Each of Banyan and RGI/US shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, which opinions shall be substantially identical in form and substance and which shall not have been withdrawn or modified in any material respect. In preparing the Banyan and the RGI/US tax opinions, counsel may rely on reasonable representations related thereto.

                 (d) The shares to be issued in the Merger shall have been approved for listing on the NYSE subject to official notice of issuance thereof.

                 (e) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and each Party shall use its commercially reasonable best efforts to have any such order, decree or injunction lifted.

                 (f) There shall have been obtained any and all Governmental Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the Merger will be in compliance with applicable laws.

                 (g) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or a been terminated.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

         SECTION 9.01 TERMINATION PRIOR TO THE INITIAL CLOSING. This Agreement may be terminated at any time prior to the Initial Closing:

                 (a) by mutual consent of the Boards of Directors of RGI/US, RGI Holdings and Banyan; or

                 (b) by RGI/US or RGI Holdings if the conditions set forth in Section 1.01(e) are not satisfied, or by Banyan if the conditions set forth in Section 1.01(f) are not satisfied.

         SECTION 9.02 TERMINATION AFTER THE INITIAL CLOSING. This Agreement may be terminated at any time after the Initial Closing and prior to the Effective Time whether before or after the approval and adoption of the Merger by the stockholders of Banyan:

                 (a) by mutual consent of the Boards of Directors of RGI/US, RGI Holdings and Banyan;

                 (b) by Banyan, if the Fairness Opinion has not been received by Banyan or has been withdrawn prior to the Stockholders' Meeting;

                 (c) by either RGI/US, RGI Holdings or Banyan if the stockholders of Banyan do not approve the Merger and the transaction contemplated hereby upon the holding of a duly convened stockholders meeting;

                 (d) by Banyan, if Banyan shall have received an Acquisition Proposal that Banyan's Board of Directors determines to recommend to the stockholders of Banyan for approval and acceptance;

                 (e) by RGI/US or RGI Holdings, if it is not in breach of this Agreement and if the Board of Directors of Banyan shall have (i) withdrawn its recommendation of the Merger (except if such withdrawal is caused by any disclosures made or required to be made by RGI/US in the Form S-4 pursuant to
Item 404 of Regulation S-K that in the opinion of the disinterested members of the Board of Directors of Banyan materially and adversely affects the Merger such that Banyan could have terminated this Agreement pursuant to Section 9.02(h) hereto), or (ii) recommended or approved acceptance by Banyan's stockholders of any Acquisition Proposal;

                 (f) by RGI/US or RGI Holdings, if (i) there has been a breach by Banyan of any of its representations and warranties hereunder such that Section 8.01(a) will not be satisfied, or (ii) there has been the breach on the part of Banyan of any of its covenants or agreements contained in this Agreement such that Section 8.01(b) will not be satisfied, and, in both case
(i) and case (ii), such breach has not been promptly cured after notice (in reasonable detail) to Banyan;

                 (g) by Banyan, if (i) there has been a breach by RGI/US or RGI Holdings of any of their respective representations and warranties hereunder such that Section 8.02(a) will not be satisfied, or (ii) there has been a breach on the part of RGI/US or RGI Holdings of any of their respective covenants or agreements contained in this Agreement such that Section 8.02(b) will not be satisfied, and, in both case (i) and case (ii), such breach has not been promptly cured after notice (in reasonable detail) to RGI/US or RGI Holdings; provided, that at Banyan's option a breach of Section 6.06 of this Agreement may not be cured by RGI/US; and provided further that if Banyan seeks to terminate this Agreement because of an RGI/US Decline in Value (as defined in Section 4.01), then at RGI/US' option, in lieu of such termination the Exchange Ratio set forth in Section 2.03 shall be recomputed in accordance with the formula set forth in Exhibit 9.02 hereto;

                 (h) By Banyan if there shall be any disclosures made or required to be made by RGI/US in the Form S-4 pursuant to Item 404 of Regulation S-K that in the opinion of the disinterested members of the Board of Directors of Banyan materially and adversely affects the Merger; or

                 (i) by any Party if the Effective Date has not occurred by December 31, 1996.

         SECTION 9.03 EFFECT OF TERMINATION; SURVIVAL OF REPRESENTATION AND WARRANTIES. In the event of termination of this Agreement as provided above, all further obligation of the Parties under this Agreement shall terminate without further liability of any Party to the other except that the agreements contained or referred to in Article I (provided that termination occurs after the Initial Closing) and Sections 4.25, 5.07, 6.02, 6.06 and 10.03 (provided that termination occurs after the Initial Closing) shall survive the termination hereof. Except for Sections 4.25, 5.07, 6.02 and 6.06, all representations, warranties and covenants made herein, and in any instrument delivered pursuant to Articles III and IV of this Agreement, shall be deemed to be conditions to the Merger Closing and shall not survive the Effective Time.

                                   ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.01 DEFINITIONS. The following terms are defined in the section of this Agreement referenced below:

Defined Term     Reference
- ------------     ---------

Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  5.04
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.02
Banyan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Banyan Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.08
Banyan Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.087
Banyan Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital B
Banyan Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article III
Banyan Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.16(a)
Banyan Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . .  Section  3.18(b)
Banyan Material Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.16
Banyan Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.07(a)
Banyan Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.20
Banyan Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.07(b)
Banyan Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.05
Banyan Stockholders' Meeting Date . . . . . . . . . . . . . . . . . . . . . . . .  Section  5.02
Banyan Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.06(a)
Banyan Subsidiary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.06(c)
Banyan Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.06(a)
Banyan Subsidiary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.06(b)
Banyan Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.18(a)

Business Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.01(d)
Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.01
C&L Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  4.01
Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital D
Completion Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.01(b)
Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.02(a)
Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  8.01(f)
Delaware Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital C
Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  2.02
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  2.02
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.21(f)
Environmental Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.21(f)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.15(a)
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.03(a)
Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  2.03
Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.01(g)
Form S-4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  5.08
GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.03(a)
Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.09
Governmental Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.23
Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.21(f)
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.03(a)
Initial Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.01(c)
Initial Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.01(a)
Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  10.13
Levine Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.05
Lien. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.04
Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.01
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.01
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital A
Merger Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  2.01
Merger Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  2.01
Morgens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital B
Morgens Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital B
Morgens Loan Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.02
Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.15(b)
New Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  2.05
New Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  5.02
NYSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.03(d)
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Private Placement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital B
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.01(a)
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  5.02
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.31

Regulated Activity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.21(f)
Restored Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  2.04
RGI Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
RGI/US  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
RGI/US Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  4.07
RGI/US Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  4.07
RGI/US Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital C
RGI/US Decline in Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  4.01
RGI/US Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article IV
RGI/US Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  4.14(a)
RGI/US Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . .  Section  4.18
RGI/US Material Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  4.15
RGI/US Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  4.06(a)
RGI/US Subsidiary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  4.06(b)
RGI/US Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  4.06(a)
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.03(c)
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.08
SoGen . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital B
SoGen Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital B
SoGen Loan Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.03
Stockholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  5.02
Stockholders' Meeting Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  5.02
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.06(a)
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital C
Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.17(p)
Taxing Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.17(p)
Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  1.02(a)
Washington Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recital C


         SECTION 10.02 FURTHER ASSURANCES. Each Party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         SECTION 10.03 FEES AND EXPENSES.

                 (a) Except as set forth below, each party shall bear its own fees and expenses, including counsel fees and fees of brokers and investment bankers contracted by such party, in connection with the transactions contemplated hereby.

                 (b) If the Merger is not consummated because (i) RGI/US or RGI Holdings terminates this Agreement pursuant to Section 9.02(e) or (f), or (ii) Banyan has terminated this Agreement in accordance with Section 9.02(d), or (iii) Banyan terminates


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

this Agreement pursuant to Section 9.02(b) and there shall not have occurred an RGI/US Decline in Value in RGI/US, then, in each case, Banyan shall pay to RGI/US a termination fee of $1,000,000 and shall repurchase the Initial Shares from RGI Holdings at a repurchase price of $1.00 per share. The termination fee and repurchase of the Initial Shares shall be liquidated damages to RGI/US for loss of its bargain hereunder and the above termination fee and repurchase agreement shall be RGI/US's sole and exclusive remedy in such event.

                 (c) If this Agreement is terminated pursuant to Section 9.02(c), then Banyan shall reimburse RGI/US and RGI Holdings for its expenses (including, without limitation, attorney fees, accountant fees and appraisal fees).

                 (d) If the Merger is not consummated because Banyan terminates this Agreement pursuant to Section 9.02(g) (and it is not continued by RGI/US) or Section 9.02(h), then RGI/US shall reimburse Banyan for its expenses (including, without limitation, attorney fees, accountant fees, and appraisal fees).

         SECTION 10.04 NOTICES. Whenever any Party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

         If to RGI/US:

                 RGI Holdings, Inc.
                 U.S. Bank Centre
                 1420 Fifth Avenue, 42nd Floor
                 Seattle, WA  98101-2333
                 Attention:  Kenneth Uptain

         With a copy in each case to:

                 Davis Wright Tremaine
                 2600 Century Square
                 1501 Fourth Avenue
                 Seattle, WA  98101-1688
                 Attention:  Richard M. Rawson, Esq.

         If to Banyan:

                 Banyan Mortgage Investment Fund
                 150 S. Wacker Drive, Suite 2900
                 Chicago, IL  60606
                 Attention:  Leonard G. Levine, President





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

         With a copy in each case to:

                 Shefsky Froelich & Devine, Ltd.
                 444 N. Michigan Avenue, Suite 2500
                 Chicago, IL 60611
                 Attention:  Michael J. Choate, Esq.

         Such communications shall be effective when they are received by the addressee thereof. Any Party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

         SECTION 10.05 GOVERNING LAWS. The laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

         SECTION 10.06 BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties.

         SECTION 10.07 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated, except to the extent that the intent of the Parties in entering into the Agreement shall be substantially and materially impaired.

         SECTION 10.08 ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement and the Ancillary Agreements constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

         SECTION 10.09 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         SECTION 10.10 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may





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not be amended or supplemented by any party hereto except pursuant to a written amendment executed by all parties, and provided further that following approval by the stockholders of Banyan of the Merger there shall be no amendment or change to the provisions hereof with respect to the Exchange Ratio (except as expressly provided in this Agreement) without further approval by the stockholders of Banyan, and no other amendment shall be made which by law requires further approval by such stockholders without such further approval.

         SECTION 10.11 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         SECTION 10.12 CONSTRUCTION OF AGREEMENT; KNOWLEDGE. A reference to an Article, Section, Schedule or Exhibit shall mean an Article of, a Section in, or Schedule or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes," and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." For purposes of this Agreement, and except as provided in the following sentence, the term "knowledge," when used in reference to a corporation means the actual knowledge of the executive officers of such corporation after such officers shall have made any such inquiry that is customary and appropriate under the circumstances to which reference is made, and when used in reference to an individual means the actual knowledge of such individual after the individual shall have made any such inquiry that is customary and appropriate under the circumstances to which reference is made.

         SECTION 10.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner or any party hereto or any other person or entity and all provisions hereof will be personal solely between the parties to this Agreement.

         SECTION 10.14 MUTUAL DRAFTING. This Agreement is the joint product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties, and shall not be construed for or against any party hereto.

         SECTION 10.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the paries reflected hereon as signatories.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                     RGI U.S. HOLDINGS, INC.



                     By     /S/ Kenneth L. Uptain
                        -------------------------------------------
                              Kenneth L. Uptain
                              Its President


                     RGI HOLDINGS, INC.



                     By     /S/ Kenneth L. Uptain
                        -------------------------------------------
                              Kenneth L. Uptain
                              Its President


                     BANYAN MORTGAGE INVESTMENT FUND



                     By     /S/ Robert G. Higgins
                        -------------------------------------------
                              Robert G. Higgins
                              Its Vice President


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